PRICING SUPPLEMENT (To Prospectus dated August 11, 2022 and Prospectus Supplement dated August 11, 2022)	This filing is made pursuant to Rule 424(b)(2) under the Securities Act of 1933 in connection with Registration No. 333-266775.

$1,750,000,000

$950,000,000 5.800% Medium-Term Notes, Series A, due October 3, 2025

$300,000,000 Floating Rate Medium-Term Notes, Series A, due October 3, 2025

$500,000,000 5.850% Medium-Term Notes, Series A, due October 4, 2030

We are offering $950,000,000 aggregate principal amount of 5.800% Medium-Term Notes, Series A, due October 3, 2025 (the“2025 Fixed Rate Notes”), $300,000,000 aggregate principal amount of Floating Rate Medium-Term Notes, Series A, due October 3, 2025 (the “2025 Floating Rate Notes” and, together with the 2025 Fixed Rate Notes, the “2025 Notes”) and $500,000,000 aggregate principal amount of 5.850% Medium-Term Notes, Series A, due October 4, 2030 (the “2030 Fixed Rate Notes” and, together with the 2025 Fixed Rate Notes, the “Fixed Rate Notes”). The 2025 Floating Rate Notes and the Fixed Rate Notes are collectively referred to herein as the “Notes.” The Notes will be our general unsecured and unsubordinated obligations and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness. We will pay interest on the 2025 Fixed Rate Notes on April 3 and October 3 of each year and at maturity. We will pay interest on the 2025 Floating Rate Notes on January 3, April 3, July 3 and October 3 of each year and at maturity. We will pay interest on the 2030 Fixed Rate Notes on April 4 and October 4 of each year and at maturity. The first interest payment on the 2025 Fixed Rate Notes will be on April 3, 2024, the first interest payment on the 2025 Floating Rate Notes will be on January 3, 2024 and the first interest payment on the 2030 Fixed Rate Notes will be on April 4, 2024. We may redeem some or all of the Fixed Rate Notes at any time at our option at the applicable redemption prices set forth in this pricing supplement under “Description of the Notes—Optional Redemption.” The 2025 Floating Rate Notes will not be redeemable before their maturity.

Investing in the Notes involves a number of risks. See the risks described in “Risk Factors” on page S-2 of the prospectus supplement and in our Annual Report on Form 10-K for the year ended March 31, 2023 as filed with the Securities and Exchange Commission.

	2025 Fixed Rate Notes		2025 Floating Rate Notes		2030 Fixed Rate Notes
	Per Note	Total	Per Note	Total	Per Note	Total
Public Offering Price (1)	99.907%	$949,116,500	100.000%	$300,000,000	99.887%	$499,435,000
Underwriting Discount	0.100%	$950,000	0.100%	$300,000	0.400%	$2,000,000
Proceeds, Before Expenses, to AHFC	99.807%	$948,166,500	99.900%	$299,700,000	99.487%	$497,435,000

(1)	Plus accrued interest, if any, from October 4, 2023, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will be ready for delivery in book-entry only form through The Depository Trust Company, and its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking S.A., on or about October 4, 2023.

Joint Book-Running Managers

BofA Securities	J.P. Morgan	Mizuho	MUFG

Co-Managers

ANZ Securities	Barclays	BNP PARIBAS	US Bancorp

The date of this pricing supplement is October 2, 2023.

Pricing Supplement

In this pricing supplement, unless otherwise indicated by the context, “AHFC,” “we,” “us” and “our” refer solely to American Honda Finance Corporation (excluding its subsidiaries). AHFC is the issuer of all of the Notes offered under this pricing supplement. Capitalized terms used in this pricing supplement which are not defined in this pricing supplement and are defined in the accompanying prospectus supplement or prospectus shall have the meanings assigned to them in the prospectus supplement or prospectus, as applicable.

This pricing supplement does not contain complete information about the offering or terms of the Notes. No one may use this pricing supplement to offer and sell the Notes unless it is accompanied or preceded by the prospectus supplement and the prospectus. We are responsible only for the information contained in this pricing supplement and the accompanying prospectus supplement and prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus issued or authorized by us. Neither we nor the underwriters have authorized anyone to provide you with any other information, and neither we nor the underwriters take responsibility for any other information that others may give you. You should assume that the information included in this pricing supplement, the accompanying prospectus supplement and prospectus, or incorporated by reference herein or therein, is representative as of the date on the front cover of this pricing supplement, the accompanying prospectus supplement or prospectus, or the document incorporated by reference, as applicable. Our business,

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financial condition, results of operations, liquidity, cash flows and prospects may have changed since then. Neither we nor the underwriters are making an offer to sell the Notes offered by this pricing supplement in any jurisdiction where the offer, solicitation or sale is not permitted.

It is important for you to read and consider all information contained in this pricing supplement and the accompanying prospectus supplement and prospectus in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC” in the accompanying prospectus.

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DESCRIPTION OF THE NOTES

General

We provide information to you about the Notes in three separate documents:

•	this pricing supplement which specifically describes each tranche of Notes being offered;

•	the accompanying prospectus supplement which describes AHFC’s Medium-Term Notes, Series A; and

•	the accompanying prospectus which describes generally certain debt securities of AHFC.

This description supplements, and to the extent inconsistent supersedes, the description of the general terms and provisions of the debt securities found in the accompanying prospectus and AHFC’s Medium-Term Notes, Series A described in the accompanying prospectus supplement.

Terms of the Notes

The Notes:

•	will be our unsecured, unsubordinated obligations;

•	will rank equally with all our other unsecured and unsubordinated indebtedness from time to time outstanding;

•	will be considered part of the same series of notes as any of our other Medium-Term Notes, Series A previously issued or issued in the future;

•	will be denominated and payable in U.S. dollars; and

•	will be issued in minimum denominations of $2,000 and increased in multiples of $1,000.

The 2025 Fixed Rate Notes:

The following terms apply to the 2025 Fixed Rate Notes:

•	Principal Amount: $950,000,000

•	Trade Date: October 2, 2023

•	Original Issue Date: October 4, 2023

•	Stated Maturity Date: October 3, 2025

•	Interest Rate: 5.800% per annum, accruing from October 4, 2023

•	Interest Payment Dates: Each April 3 and October 3, beginning on April 3, 2024 (short first coupon), and at Maturity

•	Day Count Convention: 30/360

•

Business Day Convention: Following (unadjusted); If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

•

Business Day: Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

•	Record Dates: 15th calendar day, whether or not a Business Day, preceding the related Interest Payment Date

•	Calculation Agent: Deutsche Bank Trust Company Americas

•	CUSIP / ISIN: 02665WEQ0 / US02665WEQ06

The 2025 Floating Rate Notes:

The following terms apply to the 2025 Floating Rate Notes:

•	Principal Amount: $300,000,000

•	Trade Date: October 2, 2023

•	Original Issue Date: October 4, 2023

•	Stated Maturity Date: October 3, 2025

•	Interest Category: Regular Floating Rate Note

•	Interest Rate Basis: Compounded SOFR

•	Initial Interest Rate: The initial interest rate will be based on Compounded SOFR determined on December 29, 2023 plus the Spread, accruing from October 4, 2023

•	Minimum Interest Rate: 0.000%

•	Initial Interest Reset Date: January 3, 2024

•	Interest Reset Dates: Each Interest Payment Date

•	Interest Determination Date: The second U.S. Government Securities Business Day preceding the related Interest Reset Date

•

Interest Period: The period from and including an Interest Payment Date (or, in the case of the first Interest Period, the Original Issue Date) to, but excluding, the next Interest Payment Date (or, in the case of the final Interest Period, the Stated Maturity Date).

•

Observation Period: The period from and including two U.S. Government Securities Business Days preceding an Interest Payment Date to but excluding two U.S. Government Securities Business Days preceding the next Interest Payment Date, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the Original Issue Date to but excluding two U.S. Government Securities Business Days preceding the first Interest Payment Date.

•	Interest Payment Frequency: Quarterly

•	Interest Payment Dates: Each January 3, April 3, July 3 and October 3, beginning on January 3, 2024 (short first coupon), and on the Stated Maturity Date

•	Spread: 79 bps

•	Designated Currency: U.S. dollars

•	Day Count Convention: Actual/360

•

Business Day Convention: Modified Following (adjusted); provided, however, if the Stated Maturity Date falls on a day that is not a Business Day, the payment of principal and interest that is due on the Stated Maturity Date will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Stated Maturity Date to the date of that payment on the next succeeding Business Day.

•	Record Dates: 15th calendar day, whether or not a Business Day, preceding the related Interest Payment Date

•	Business Day: New York and U.S. Government Securities Business Day

•	Calculation Agent: Deutsche Bank Trust Company Americas

•	CUSIP / ISIN: 02665WES6 / US02665WES61

The 2030 Fixed Rate Notes:

The following terms apply to the 2030 Fixed Rate Notes:

•	Principal Amount: $500,000,000

•	Trade Date: October 2, 2023

•	Original Issue Date: October 4, 2023

•	Stated Maturity Date: October 4, 2030

•	Interest Rate: 5.850% per annum, accruing from October 4, 2023

•	Interest Payment Dates: Each April 4 and October 4, beginning on April 4, 2024, and at Maturity

•	Day Count Convention: 30/360

•

Business Day Convention: Following (unadjusted); If any Interest Payment Date or Maturity falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the Interest Payment Date or Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

•

Business Day: Any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

•	Record Dates: 15th calendar day, whether or not a Business Day, preceding the related Interest Payment Date

•	Calculation Agent: Deutsche Bank Trust Company Americas

•	CUSIP / ISIN: 02665WER8 / US02665WER88

Optional Redemption

The 2025 Floating Rate Notes are not subject to optional redemption.

We may redeem the Fixed Rate Notes of either series at our option before their Stated Maturity Date, in whole or in part, at any time, and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the applicable date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points, in the case of the 2025 Fixed Rate Notes, or 20 basis points, in the case of the 2030 Fixed Rate Notes, in each case less (b) interest accrued to the redemption date; and

(2)	100% of the principal amount of the Fixed Rate Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date for either series of the Fixed Rate Notes, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date for the series of Fixed Rate Notes to be redeemed based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable:

(1)

the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the Stated Maturity Date of the Fixed Rate Notes to be redeemed (the “Remaining Life”); or

(2)

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the applicable Remaining Life – and shall interpolate to the applicable Stated Maturity Date of the Fixed Rate Notes to be redeemed on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3)

if there is no such Treasury constant maturity on H.15 shorter than or longer than the applicable Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date for the series of the Fixed Rate Notes to be redeemed.

If on the third Business Day preceding the applicable redemption date for the series of Fixed Rate Notes to be redeemed H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Stated Maturity Date of the Fixed Rate Notes to be redeemed, as applicable. If there is no United States Treasury security maturing on the Stated Maturity Date of the Fixed Rate Notes to be redeemed but there are two or more United States Treasury securities with a maturity date equally distant from the Stated Maturity Date of the Fixed Rate Notes to be redeemed, one with a maturity date preceding the Stated Maturity Date of the Fixed Rate Notes to be redeemed and one with a maturity date following the Stated Maturity Date of the Fixed Rate Notes to be redeemed, we shall select the United States Treasury security with a maturity date preceding the Stated Maturity Date of the Fixed Rate Notes to be redeemed. If there are two or more United States Treasury securities maturing on the Stated Maturity Date of the Fixed Rate Notes to be redeemed or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Fixed Rate Notes to be redeemed.

Further Issues

We may from time to time, without notice to or the consent of the holders of the Notes create and issue additional notes having the same ranking, interest rate, maturity, interest rate basis and other terms as a particular tranche of Notes, as applicable, except for (1) the original issue date, (2) the issue price and (3) in some cases, the first interest payment date; provided, however, such additional notes must be fungible with the previously issued notes for U.S. federal income tax purposes. Additional notes will be considered part of the same series of notes as such Notes and any of our other Medium-Term Notes, Series A previously issued or issued in the future. We also may from time to time, without notice to or the consent of the holders of the Notes, create and issue additional debt securities, under the indenture or otherwise, ranking equally with the Notes and our other Medium-Term Notes, Series A.

Book-Entry Notes and Form

Each tranche of Notes will be issued in the form of one or more fully registered global notes (the “Global Notes”) which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary”) and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in the Depositary, including Euroclear Bank SA/NV and Clearstream Banking S.A.

UNDERWRITING

Under the terms and subject to the conditions set forth in a terms agreement dated October 2, 2023, between us and the underwriters named below (the “Underwriters”), incorporating the terms of a distribution agreement, dated August 11, 2022, between us and the agents named in the prospectus supplement, we have agreed to sell to the Underwriters, and the Underwriters have severally and not jointly agreed to purchase, as principal, the respective principal amounts of each tranche of Notes set forth below opposite their names.

Underwriter	Aggregate Principal Amount of 2025 Fixed Rate Notes	Aggregate Principal Amount of 2025 Floating Rate Notes	Aggregate Principal Amount of 2030 Fixed Rate Notes
BofA Securities, Inc.	$201,875,000	$63,750,000	$106,250,000
J.P. Morgan Securities LLC	201,875,000	63,750,000	106,250,000
Mizuho Securities USA LLC	201,875,000	63,750,000	106,250,000
MUFG Securities Americas Inc.	201,875,000	63,750,000	106,250,000
ANZ Securities, Inc.	35,625,000	11,250,000	18,750,000
Barclays Capital Inc.	35,625,000	11,250,000	18,750,000
BNP Paribas Securities Corp.	35,625,000	11,250,000	18,750,000
U.S. Bancorp Investments, Inc.	35,625,000	11,250,000	18,750,000

Total	$950,000,000	$300,000,000	$500,000,000

The Notes will not have established trading markets when issued. The Underwriters may from time to time make a market in one or more tranches of Notes but are not obligated to do so and may cease at any time. Neither we nor the Underwriters can assure you that any trading market for any tranche of Notes will develop, continue or be liquid.

The Notes sold by the Underwriters to the public will initially be offered at the applicable public offering prices set forth on the cover page of this pricing supplement. Any Notes sold by the Underwriters to dealers may be sold at the applicable public offering prices less a concession not to exceed 0.060% of the principal amount of the 2025 Notes and 0.250% of the principal amount of the 2030 Fixed Rate Notes, as applicable. The Underwriters may allow, and dealers may reallow, a concession not to exceed 0.040% of the principal amount of the 2025 Notes and 0.150% of the principal amount of the 2030 Fixed Rate Notes, as applicable. After the initial offering of the Notes to the public, the Underwriters may change the public offering prices, concessions and reallowances of the Notes. The offering of the Notes by the Underwriters is subject to receipt and acceptance and subject to the Underwriters’ right to reject any order in whole or in part.

In connection with this offering, BofA Securities, Inc., J.P. Morgan Securities LLC , Mizuho Securities USA LLC and MUFG Securities Americas Inc., on behalf of the Underwriters, are permitted to engage in certain transactions that stabilize the prices of the Notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the prices of the Notes. If the Underwriters create a short position in a tranche of Notes in connection with this offering by selling more Notes of such tranche than they have purchased from us, then the Underwriters may reduce that short position by purchasing Notes of such tranche in the open market. In general, purchases of Notes for the purpose of stabilization or to reduce a short position could cause the prices of such Notes to be higher than in the absence of these purchases. The Underwriters are not required to engage in these activities, and may end any of these activities at any time. Neither we nor any of the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes.

We may enter into hedging transactions in connection with the issuance of the Notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, any of the Underwriters or an affiliate of that Underwriter. The applicable Underwriter and its affiliates may receive compensation, trading gain or other benefits in connection with these hedging transactions and the hedging transactions described below.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for AHFC and its subsidiaries, for which they received or will receive customary fees and expenses. In addition, certain affiliates of the Underwriters are or have been lenders under AHFC’s and its subsidiaries’ credit facilities and term loans, for which they have received or will receive fees under agreements they have entered into with AHFC or its subsidiaries.

In the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of AHFC or its subsidiaries. If any of the Underwriters or their affiliates have a lending relationship with AHFC or its subsidiaries, certain of those Underwriters or their affiliates routinely hedge, and certain other of those Underwriters or their affiliates may hedge, their credit exposure to AHFC or its subsidiaries consistent with their customary risk management policies. Typically, these Underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in AHFC’s or its subsidiaries’ securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The Underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

AHFC has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect of these liabilities. AHFC has also agreed to reimburse the Underwriters for certain expenses.

LEGAL MATTERS

In the opinion of P. Yvonne Mathews, as counsel to AHFC, when the Notes offered by this pricing supplement and accompanying prospectus supplement and prospectus have been executed and issued by AHFC and authenticated by the trustee pursuant to the Indenture, dated as of September 5, 2013, between AHFC and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 8, 2018, between AHFC and the Trustee (as supplemented, the “Indenture”), and delivered against payment as contemplated herein, such Notes will be legally valid and binding obligations of AHFC, enforceable against AHFC in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity. This opinion is given as of the date hereof and is limited to the present laws of the State of California and the State of New York. In addition, this opinion is subject to customary assumptions about the Trustee’s authorization, execution and delivery of the Indenture and its authentication of the Notes and the enforceability of the Indenture with respect to the Trustee and other matters, all as stated in the letter of such counsel dated August 11, 2022 and filed as Exhibit 5.1 to AHFC’s Registration Statement on Form S-3 (File No. 333-266775) filed with the Securities and Exchange Commission on August 11, 2022.

This filing is made pursuant to Rule 424(b)(5) under
the Securities Act of 1933 in connection with Registration No. 333-266775

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 11, 2022)

$30,000,000,000

Medium-Term Notes, Series A

Due Nine Months or More From Date of Issue

American Honda Finance Corporation plans to offer and sell using this prospectus supplement up to $30,000,000,000 aggregate principal amount of Medium-Term Notes, Series A (the “notes”), from time to time with various terms, which may include the following:

•	The notes will mature nine months or more from the date of issue.

•	The notes may bear interest at fixed or floating rates or may not bear any interest. Floating rate interest may be based on one or more of the following rates plus or minus one or more fixed amounts or multiplied by one or more leverage factors:

•	CD Rate

•	CMT Rate

•	Commercial Paper Rate

•	Compounded SOFR

•	Eleventh District Cost of Funds Rate

•	EURIBOR

•	Federal Funds Rate

•	Prime Rate

•	SOFR

•	Treasury Rate

•	Any other rate specified in the applicable pricing supplement

•	Any combination of rates specified in the applicable pricing supplement
•	The notes will be unsecured unsubordinated obligations of American Honda Finance Corporation.

•	The pricing supplement will specify the interest payment dates.

•	Payments on notes issued as indexed notes will be determined by reference to the index specified in the pricing supplement.

•	The pricing supplement will specify if the notes can be redeemed before their maturity and if they are subject to mandatory redemption, redemption at our option or repayment at the option of the holder of the notes.

•	The notes will be denominated in U.S. dollars or any other currency specified in the applicable pricing supplement.

•	The notes will be in book-entry or certificated form.

•	The notes will be in minimum denominations of $2,000, increased in multiples of $1,000, unless specified otherwise in the applicable pricing supplement. We will specify the minimum denominations for notes denominated in a foreign currency in the applicable pricing supplement.

We will specify the final terms for each note in the applicable pricing supplement. If the terms of the notes described in this prospectus supplement or the accompanying prospectus are different from those described in the applicable pricing supplement, you should rely on the information in the applicable pricing supplement.

Investing in the notes involves risks. See “Risk Factors” on page S-2 of this prospectus supplement and page 1 of the accompanying prospectus and, if applicable, any risk factors described in any documents incorporated by reference in this prospectus supplement before making a decision to invest in the notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Agents’ Discounts and Commissions	Proceeds to American Honda Finance Corporation
Per note	100.000%(1)	0.030% - 0.200%(2)	99.800% - 99.970%(2)

(1)	Unless the pricing supplement provides otherwise, we will issue the notes at 100% of their principal amount.
(2)

Unless the pricing supplement provides otherwise, we will pay an agent a discount or commission ranging from 0.030% -0.200% and the proceeds to us will be 99.800% -99.970% of the principal amount of the notes offered.

We are offering the notes on a continuing basis through the agents listed below. These agents are not required to sell any specific number or dollar amount of the notes but will use their reasonable best efforts to sell the notes offered. We may also appoint additional agents. We may also sell notes to the agents listed below or others, as principal, for resale to investors and other purchasers. In this prospectus supplement, persons who purchase notes from us as agent or as principal for resale are referred to as “agents.” We may also sell notes without the assistance of an agent.

BofA Securities

Arranger

ANZ Securities

Barclays

BNP PARIBAS

BNY Mellon Capital Markets, LLC

Citigroup

Deutsche Bank Securities

ING

J.P. Morgan

Mizuho Securities

MUFG

SMBC Nikko

SOCIETE GENERALE

TD Securities

US Bancorp

Wells Fargo Securities

The date of this prospectus supplement is August 11, 2022

In this prospectus supplement, unless otherwise indicated by the context, “AHFC,” “we,” “us” and “our” refer solely to American Honda Finance Corporation (excluding its subsidiaries) and “HMC” refers to Honda Motor Co. Ltd., AHFC’s indirect parent. AHFC is the issuer of all of the notes offered under this prospectus supplement. In this prospectus supplement and the accompanying prospectus, references to “$” are to the United States dollar. Our website address is www.ir.americanhondafinance.com. Information contained on, or that can be accessible through, our website is not part of, or incorporated by reference into, this prospectus supplement or any applicable pricing supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

This prospectus supplement does not contain complete information about the offering of the notes. No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the prospectus. If the terms of the particular notes described in a pricing supplement are different from those contained in this prospectus supplement or the accompanying prospectus, you should rely on the information in the pricing supplement. We are responsible only for the information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement, the documents incorporated by reference therein and any related free writing prospectus issued or authorized by us.

Neither we nor the agents have authorized anyone to provide you with any other information, and neither we nor the agents take responsibility for any other information that others may give you. You should assume that the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus or the applicable pricing supplement is representative as of the date on the front cover of this prospectus supplement, the accompanying prospectus or the applicable pricing supplement or the document incorporated by reference, as applicable. Our business, financial condition, results of operations, liquidity, cash flows and prospects may have changed since then. Neither we nor the agents are making an offer to sell the notes offered by this prospectus supplement in any jurisdiction where the offer, solicitation or sale is not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENTS

This prospectus supplement sets forth certain terms of the notes that we may offer and supplements the prospectus that is attached to the back of this prospectus supplement. This prospectus supplement supersedes the prospectus to the extent it contains information that is different from the information in the prospectus.

Each time we offer notes pursuant to this prospectus supplement, we will attach a pricing supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement or the accompanying prospectus to the extent it contains information that is different from the information contained in this prospectus supplement or the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the applicable pricing supplement in making your investment decision. You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC” in the accompanying prospectus.

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FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “scheduled” or “anticipates” or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. In addition, all information included herein with respect to projected or future results of operations, cash flows, financial condition, financial performance, or other financial or statistical matters constitute forward-looking statements. Such forward-looking statements are necessarily dependent on assumptions, data, or methods that may be incorrect or imprecise and that may be incapable of being realized. The following factors, among others, could cause actual results and other matters to differ materially from those in such forward-looking statements:

•	the duration and severity of supply chain disruptions on the production of new vehicles and dealer inventory levels;

•	declines in the financial condition or performance of HMC or the sales of Honda or Acura products;

•	changes in economic and general business conditions, both domestically and internationally, including changes in international trade policy;

•	fluctuations in interest rates and currency exchange rates;

•	the failure of our customers, dealers or counterparties to meet the terms of any contracts with us, or otherwise fail to perform as agreed;

•	our inability to recover the estimated residual value of leased vehicles at the end of their lease terms;

•	changes or disruption in our funding sources or access to the capital markets;

•	changes in our, or HMC’s, credit ratings;

•	increases in competition from other financial institutions seeking to increase their share of financing of Honda and Acura products;

•	uncertainties regarding the duration and severity of the COVID-19 pandemic and the measures intended to reduce its spread and the related impact on our operations, liquidity and financial condition;

•	changes in laws and regulations, including the result of financial services legislation, and related costs;

•	changes in accounting standards;

•	a failure or interruption in our operations;

•	a security breach or cyber attack; and

•

the other risks and uncertainties discussed under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as such risks and uncertainties may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Forward-looking statements speak only as of the date they are made. We do not intend, and undertake no obligation, to update any forward-looking information to reflect actual results or future events or circumstances, except as required by applicable law.

RISK FACTORS

Your investment in the notes involves risks. You should consult with your own financial and legal advisers as to the risks involved in an investment in the notes and to determine whether the notes are a suitable investment for you. The notes may not be a suitable investment for you, including if you are unsophisticated with respect to the significant elements of the notes or financial matters. Notes denominated or payable in a foreign currency are not an appropriate investment for investors who are unsophisticated with respect to foreign currency transactions. Indexed notes are not an appropriate investment for investors who are unsophisticated with respect to the type of index or formula used to determine the amount payable.

You should carefully consider the risk factors discussed below. In addition, certain factors that may adversely affect the business of AHFC are discussed in AHFC’s most recent Annual Report on Form 10-K, and such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. You should also consider any risk factors described in any other documents incorporated by reference herein as set forth in “Incorporation of Information Filed with the SEC” in the accompanying prospectus. The pricing supplement for a particular issuance of notes may describe additional information and risks applicable to those notes.

Risks related to the structure and market for the notes.

We cannot assure you that a trading market for the notes will ever develop or be maintained.

There currently is no secondary market in which the notes can be resold, and a secondary market may never develop or be maintained. If a secondary market does develop, it may not continue or it may not be sufficiently liquid to allow you to resell your notes if or when you want to or at a price that you consider acceptable. From time to time, the agents may make a market in the notes, but any market making may be discontinued at any time. We do not intend to list the notes on any securities exchange. In evaluating the notes, you should assume that you will be holding the notes until their maturity.

If you try to sell the notes before they mature, the market value, if any, may be less than the principal amount of the notes.

If you try to sell your notes prior to maturity, there may be a very limited market for the notes, or no market at all. Even if you are able to sell your notes, there are many factors that may affect the trading market or market value of the notes. Some of these factors, which are mentioned below, are interrelated. As a result, the effect of any one factor may be offset or magnified by the effect of another factor. These factors include, without limitation:

•	the method of calculating principal, premium, if any, or interest or any other amounts to be paid on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding principal amount of the notes;

•	the redemption or repayment features, if any, of the notes;

•	rates of interest prevailing in the markets that may be higher than rates borne by the notes;

•	the complexity and volatility of any index or formula applicable to the notes;

•	the amount of other securities linked to any index or formula applicable to the notes;

•	the level, direction and volatility of market interest rates generally and other conditions in the credit markets, including the degree of liquidity in the credit markets generally;

•	the credit ratings assigned to AHFC, HMC or the notes; and

•	AHFC’s or HMC’s perceived creditworthiness, which may be impacted by AHFC’s or HMC’s financial condition, cash flow or results of operations.

In addition, because some notes may be designed for specific investment objectives or strategies, those notes may (1) have a more limited trading market and (2) experience more price volatility than conventional debt securities.

Because of these limitations, you may not be able to sell notes readily or at prices that enable you to realize the yield you expect. In this regard, notes issued at a substantial discount from their principal amount payable at maturity trade at prices that tend to fluctuate more in relation to general changes in interest rates than the prices for conventional interest-bearing notes with comparable maturities. You should not purchase notes unless you understand and are able to bear the risk that the notes may not be easy to sell and that the value of the notes will fluctuate over time, perhaps significantly.

In addition, if your investment activities are subject to legal investment laws and regulations, you may not be able to invest in certain types of notes or your investment in them may be limited. You should review and consider any applicable restrictions before making a decision to invest in the notes.

The notes are effectively subordinated to the indebtedness of AHFC’s consolidated subsidiaries.

AHFC’s right to participate in any distribution of assets of any of its consolidated subsidiaries upon that subsidiary’s dissolution, winding-up, liquidation or otherwise (and thus the ability of the holders of the notes to participate indirectly from such distribution) is subject to the prior claims of the creditors of that subsidiary, except to the extent that AHFC is a creditor of the subsidiary and AHFC’s claims are recognized, and to any preferred equity holders of that subsidiary. Therefore, the notes are effectively subordinated to all indebtedness and other obligations of AHFC’s consolidated subsidiaries and to any preferred equity holders of such subsidiaries. AHFC’s subsidiaries are separate legal entities and have no obligations to pay, or make funds available for the payment of, any amounts due on the notes. The indenture governing the notes does not restrict AHFC and its subsidiaries from incurring additional indebtedness or other obligations or issuing preferred equity. The incurrence of additional indebtedness and other liabilities by AHFC or its subsidiaries or issuance of any preferred equity by AHFC’s subsidiaries could adversely affect AHFC’s ability to pay obligations on the notes. As of June 30, 2022, AHFC and its consolidated subsidiaries had approximately $53.1 billion of outstanding indebtedness and other liabilities, including current liabilities, of which approximately $14.3 billion consisted of indebtedness and liabilities of its consolidated subsidiaries, and none of AHFC’s consolidated subsidiaries had outstanding any preferred equity.

If you purchase redeemable notes, we may choose to redeem notes when prevailing interest rates are relatively low.

If your notes are redeemable at our option, we may choose to redeem your notes from time to time. Prevailing interest rates at the time we redeem your notes would likely be lower than the rate borne by the notes as of the time they are redeemed. In such a case, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. This may also be the case for any mandatory redemption of your notes. For this reason, an optional or mandatory redemption feature can affect the market value of your notes. Our redemption right also may adversely impact your ability to sell your notes as the redemption date approaches.

Any credit ratings assigned to the notes may not reflect all risks on the market value of the notes.

The credit ratings assigned to AHFC represent the rating agencies’ opinion regarding AHFC’s credit quality and are not a guarantee of quality. Credit ratings are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by the assigning rating agency. Each rating agency may have different criteria for evaluating credit risk, and therefore ratings should be evaluated independently for each rating agency.

Any credit ratings assigned to the notes reflect the rating agencies’ opinion of AHFC’s ability to make payments on the notes when such payments are due. Actual or anticipated changes in the credit ratings assigned to the notes will generally affect the market value of your notes. The credit ratings assigned to the notes, however, may not reflect fluctuations in the market value of the notes as a result of changes in prevailing interest rates, AHFC’s credit spreads or other factors.

The agents and their affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the notes and could affect the value of the notes.

The agents and their affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the notes or express opinions or provide recommendations that are inconsistent with investing in or holding the notes and could affect the value of the notes. The agents and their affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the notes. Any reports, opinions or recommendations expressed by the agents and/or any of their affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes and the rate or market measure to which the notes may be linked.

Floating rate notes have risks that conventional fixed rate notes do not.

Because the interest rate of floating rate notes may be based upon the CD Rate, the CMT Rate, the Commercial Paper Rate, Compounded SOFR, the Eleventh District Cost of Funds Rate, EURIBOR, the Federal Funds Rate, the Prime Rate, Secured Overnight Financing Rate (“SOFR”) or the Treasury Rate or other such interest rate basis or interest rate formula or combination of rates as specified in the applicable pricing supplement, there will be significant risks not associated with conventional fixed rate notes. These risks include fluctuation of the interest rates and the possibility that you will receive a lower amount of interest in the future as a result of such fluctuations. We have no control over various matters that are important in determining the existence, magnitude and longevity of these risks, including economic, financial and political events.

Reform of EURIBOR and SOFR and the regulation or discontinuation of these and other “benchmarks” may adversely affect the value of and return on any notes based on or linked to a “benchmark.”

EURIBOR, SOFR and other indices which are deemed “benchmarks” have been the subject of recent national, international, and other regulatory guidance and reform. These reforms may cause such benchmarks to perform differently than in the past, or to be discontinued, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on the value of and return on any notes based on or linked to a “benchmark.”

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or participate in certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks,” or lead to the disappearance of certain “benchmarks.”

Any consequential changes to EURIBOR, SOFR or any other “benchmark” as a result of United States, European Union, or other international, national, or other proposals for reform or other initiatives or investigations, or any further uncertainty in relation to the timing and manner of implementation of such changes could have a material adverse effect on the trading market for, value of and return on any notes based on or linked to such “benchmark.”

SOFR has a limited history, and the future performance of SOFR cannot be predicted based on historical performance.; SOFR may also be modified or discontinued.

The publication of SOFR began in April 2018, and, therefore, it has a very limited history. In addition, the future performance of SOFR cannot be predicted based on its limited historical performance. Future levels of SOFR may bear little or no relation to the historical actual or historical indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data has been released by the Federal Reserve Bank of New York, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict and therefore no future performance of SOFR may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR or any SOFR-linked notes.

SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the methods by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on SOFR notes, which may adversely affect the trading prices and marketability of those notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

The interest rate on Compounded SOFR notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.

For each interest period, the interest rate on Compounded SOFR notes is based on Compounded SOFR, which is calculated according to the specific formula described under “Description of the Notes—Interest—Compounded SOFR” using the SOFR Index, as defined under “Description of the Notes—Interest—Compounded SOFR” published by the New York Federal Reserve, and not by using SOFR published on or in respect of a particular date during such interest period or an arithmetic average of SOFR during such period. For this and other reasons, the interest rate on Compounded SOFR notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an interest period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on Compounded SOFR notes for such period.

In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the SOFR Index or the specific formula for Compounded SOFR used in Compounded SOFR notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR used in Compounded SOFR notes before making an investment in Compounded SOFR notes. If the market adopts a different calculation method than used in any Compounded SOFR notes, that would likely adversely affect the market value of Compounded SOFR notes.

Any failure of SOFR to gain market acceptance could adversely affect the SOFR notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to USD LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which USD LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the SOFR notes and the price at which investors can sell the SOFR notes in the secondary market.

The SOFR Index may be modified or discontinued and Compounded SOFR notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of Compounded SOFR notes

The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in Compounded SOFR notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on Compounded SOFR notes and the trading prices of such notes. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. With respect to any Compounded SOFR notes, the interest rate for any interest period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that interest period has been determined.

Interest on Compounded SOFR notes and SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur.

If we or our designee determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to Compounded SOFR or SOFR, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes—Interest—Compounded SOFR,” and “Description of Notes—Interest—SOFR,” respectively. After such an event, interest on such notes will no longer be determined by reference to Compounded SOFR or SOFR, but instead be determined by reference to the applicable Benchmark Replacement.

The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to Compounded SOFR notes or SOFR notes in accordance with the benchmark transition provisions, including with respect to Benchmark Replacement Conforming Changes, could adversely affect the rate of interest on such notes, which could adversely affect the return on, value of and market for the notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to Compounded SOFR or SOFR, or that any Benchmark Replacement will produce the economic equivalent of Compounded SOFR or SOFR as a reference rate for interest on such notes.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as USD LIBOR, during corresponding periods. In addition, although changes in term SOFR, Compounded SOFR and simple average SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the SOFR notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates.

Interest payments due on a series of Compounded SOFR notes or SOFR notes will be determined only at the end of the relevant interest period.

Interest payments due on a series of Compounded SOFR notes or SOFR notes will be determined only at the end of the relevant interest period. Therefore, holders of any series of Compounded SOFR notes or SOFR notes will not know the amount of interest payable with respect to each interest period until shortly prior to the related interest payment date, and it may be difficult for investors in such Compounded SOFR notes or SOFR notes to estimate reliably the amounts of interest that will be payable on each such interest payment date at the beginning of or during the relevant interest period. In addition, some investors may be unwilling or unable to trade such Compounded SOFR notes or SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of any series of Compounded SOFR notes or SOFR notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for Compounded SOFR or SOFR.

The terms of the Compounded SOFR notes or SOFR notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to the Compounded SOFR notes or SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.

In addition, the benchmark transition provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to Compounded SOFR or SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to Compounded SOFR or SOFR. In particular, as the Benchmark Replacement Adjustment may be a one-time adjustment, such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

The rate of interest on the Compounded SOFR notes or SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to Compounded SOFR or SOFR, the rate of interest on the Compounded SOFR or SOFR notes will thereafter be determined by reference to the applicable Benchmark Replacement. In each case, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the Compounded SOFR or SOFR notes may be adversely affected.

We or our designee will make determinations with respect to the Compounded SOFR notes and SOFR notes that could affect the value of and return on those notes.

We or our designee will make certain determinations with respect to the Compounded SOFR notes and SOFR notes as further described below under “Description of Notes” that may adversely affect the value of and return on those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to the Compounded SOFR notes or SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes—Interest—Compounded SOFR—Effect of Benchmark Transition Event” or “Description of Notes—Interest—SOFR—Effect of Benchmark Transition Event,” respectively, and we or our designee can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us or our designee will be conclusive for all purposes and binding on us and holders of the Compounded SOFR notes or SOFR notes absent manifest error. In making these potentially subjective determinations, we or our designee, may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the continuation of Compounded SOFR or SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on Compounded SOFR notes or SOFR notes than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date.

Investment in indexed notes entails significant risks not associated with similar investments in conventional fixed rate or floating rate debt securities.

If you invest in notes indexed to one or more interest rates, currencies or composite currencies, including exchange rates and swap indices between currencies or composite currencies, commodities or other indices or formulas, you will be subject to significant risks that are not associated with similar investments in a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas and the possibility that you will receive a lower or no amount of principal, premium or interest, and at different times, than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in the index or formula will be magnified. Although past experience is not necessarily indicative of what may occur in the future, in recent years, values of certain indices and formulas have been highly volatile, and volatility in those and other indices and formulas may occur in the future.

Hedging and trading activities by AHFC, the agents and their affiliates may adversely affect your return on the notes and the value of notes.

AHFC, the agents, and their affiliates may carry out activities to mitigate their risks related to notes that are linked to an interest rate, currency or other index or formula. In particular, on or prior to the date of the applicable pricing supplement, AHFC, the agents, and/or any of their affiliates may have hedged their anticipated exposure in connection with some of the notes by taking positions in the underlying assets (or options or futures contracts on the underlying assets) that relate to a linked interest rate, currency or other index or formula or in other instruments that they deem appropriate in connection with such hedging. These trading activities, however, could potentially alter the level of a linked rate, linked currency, linked index, or other formula and/or the underlying asset(s) comprising such linked rate, linked currency, linked index, or other formula and, therefore, the value of the notes.

The agents and their affiliates are likely to modify any hedge position they may enter into in respect of the notes throughout the term of the notes by purchasing and selling underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or other formula, or other instruments that they deem appropriate. Neither AHFC, the agents, nor any of their affiliates can give any assurance that their hedging or trading activities will not affect the level of a linked interest rate, linked index or linked formula or the underlying asset(s) comprising such linked rate, linked currency, linked index or other formula. It is also possible that AHFC, the agents, and any of their affiliates could receive substantial returns from these hedging activities while the value of the notes may decline.

AHFC, the agents, and/or any of their affiliates may also engage in trading the underlying asset(s) (or options or futures contracts on the underlying asset(s)) that relate to a linked interest rate, linked currency, linked index or other formula or options or futures on such linked interest rate, linked currency, linked index or other formula on a regular basis as part of their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions. Any of these activities could adversely affect the level of a linked rate, linked currency, linked index or other formula, the underlying asset(s) comprising a linked rate, linked currency, linked index or other formula and, therefore, the value of the notes linked to such rate, currency, or other index or formula.

AHFC, the agents, and/or any of their affiliates may also issue or underwrite other notes or financial or derivative instruments with returns linked or related to changes in the value of a linked interest rate, linked index or linked formula or the underlying asset(s) comprising a linked rate, linked currency, linked index or other formula. By introducing competing products into the marketplace in this manner, AHFC, the agents, and any of their affiliates could adversely affect the value of the notes.

We are not a bank and investments in the notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other source.

Only AHFC is obligated to pay the principal of, and premium, if any, and interest on, the notes, and only its assets are available for this purpose. If AHFC’s assets are insufficient to pay the principal of, and premium, if any, and interest on, the notes, you could lose some or all of your investment. No private or government source guarantees return of your investment in the event of a failure by AHFC to pay interest or any premium on, or the principal of, the notes. The notes are not obligations of or guaranteed by HMC or any other entity. No banking relationship exists between investors and AHFC.

Risks related to exchange rates and exchange controls.

Investment in foreign currency notes entails significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars.

If you invest in notes that are denominated and/or payable in a currency or basket of currencies other than U.S. dollars (foreign currency notes), you will be subject to significant risks that are not associated with an investment in a debt security denominated and payable in U.S. dollars. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and such currency and the possibility that either the United States or foreign governments will impose or modify foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies. Moreover, if payments on your foreign currency notes are determined by reference to a formula containing a multiplier or leverage factor, the effect of any change in the exchange rates between the applicable currencies will be magnified. In recent years, rates of exchange between the U.S. dollar and certain currencies have been highly volatile, and you should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of any note. Depreciation of your payment currency would result in a decrease in the U.S. dollar equivalent yield of your foreign currency notes, in the U.S. dollar equivalent value of payments made on your foreign currency notes and, generally, in the U.S. dollar equivalent market value of your foreign currency notes.

Governmental exchange controls could affect exchange rates and the availability of your payment currency on a required payment date. Even if there are no exchange controls, it is possible that your payment currency will not be available on a required payment date due to circumstances beyond our control or because the payment currency is no longer in use. In such cases, we will be allowed to satisfy our obligations on your foreign currency notes in U.S. dollars. See “Special Provisions Relating to Foreign Currency Notes.”

Foreign currency judgments are subject to exchange rate risks.

The indenture and the notes (including foreign currency notes) will be governed by and construed in accordance with the internal laws of the State of New York. New York courts will normally enter judgments or decrees for money damages in the foreign currency in which foreign currency notes are denominated. These amounts are then converted into U.S. dollars at the rate of exchange in effect on the date the judgment or decree is entered. Consequently, in a lawsuit for payment on the foreign currency notes, investors would bear the currency exchange risk for the exchange rate between the U.S. dollar and such foreign currency until a New York state court judgment is entered, which could be a long time. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversion of foreign currency judgments.

DESCRIPTION OF THE NOTES

The following description of the terms of the notes is in addition to, and if and to the extent inconsistent, replaces, the description and general terms of the notes under “Description of Debt Securities” in the accompanying prospectus. The following description of the terms of the notes sets forth general terms and provisions of the notes. The particular terms of the notes offered by AHFC and the extent to which these general provisions may apply to the notes will be described in a pricing supplement relating to the notes. If the terms of particular notes described in a pricing supplement are different from those described in this prospectus supplement or in the prospectus, you should rely on the information in the pricing supplement.

The notes will constitute a single series of debt securities (designated Medium-Term Notes, Series A) under an Indenture, dated as of September 5, 2013 (the “Base Indenture”), as amended by the First Supplemental Indenture, dated as of February 8, 2018 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each between AHFC and Deutsche Bank Trust Company Americas, as trustee. The term “debt securities” as used in this prospectus supplement refers to all securities issued and issuable from time to time under the Indenture and includes the notes. The debt securities and the Indenture are more fully described in the accompanying prospectus. The following summary of material provisions of the notes and of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. In addition, please refer to the applicable pricing supplement, which will contain additional information regarding the notes. Certain defined terms used in this “Description of Notes” but not defined herein have the meanings assigned to them in the Indenture.

Please refer to the discussion under “Material United States Federal Income Taxation” in this prospectus supplement for a discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. In addition, please refer to the applicable pricing supplement, which may contain additional discussions of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

The following description of the notes will apply unless otherwise specified in an applicable pricing supplement.

Terms of the Notes

The notes issued will constitute the unsecured unsubordinated obligations of AHFC and will rank equally with all other unsecured and unsubordinated indebtedness of AHFC from time to time outstanding. The notes will be structurally subordinated to all existing and future indebtedness and other obligations and any preferred equity of AHFC’s subsidiaries. The notes will be effectively subordinated to secured indebtedness of AHFC, and secured indebtedness of AHFC’s subsidiaries, to the extent of related collateral.

The Indenture does not limit the aggregate principal amount of debt securities or the amount of notes that AHFC may issue. AHFC may issue an unlimited amount of notes, as authorized by its Board of Directors from time to time. Currently, AHFC’s Board of Directors has authorized the issuance under this prospectus supplement of $30,000,000,000 of notes from time to time. AHFC may without the consent of the holders of the notes, provide for the issuance of additional notes or other debt securities under the Indenture in addition to the notes offered by this prospectus supplement. As the notes constitute a single series of debt securities under the Indenture, holders of the notes will vote with holders of all other tranches of the Medium-Term Notes, Series A, as a single class.

The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by AHFC. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Some notes may not bear interest. Notes may be issued at a premium over, or at significant discounts from, their principal amount payable at the stated maturity date, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of AHFC, repayment at the option of the holder or otherwise. The stated maturity date or such prior date, as the case may be, is referred to as, a “Maturity.” For further information regarding such discount notes, see “—Original Issue Discount Notes” and “Material United States Federal Income Taxation—Tax Consequences to U.S. Holders—Original Issue Discount Notes.”

Unless otherwise indicated in a note and in the applicable pricing supplement, the notes will be denominated in U.S. dollars, and payments of principal of, and premium, if any, and interest on, the notes will be made in, U.S. dollars and you must pay the purchase price of the notes in U.S. dollars in immediately available funds. AHFC may also issue notes (“foreign currency notes”) that are denominated in, and payments of principal of, and premium, if any, and interest on, such notes will be made in, a currency or basket of currencies other than U.S. dollars (a “specified currency”). The terms of and any considerations relating to any foreign currency notes will be described in the applicable notes and in the applicable pricing supplement. See “Special Provisions Relating to Foreign Currency Notes.”

Each note will be issued in fully registered book-entry form or certificated form, without coupons, in denominations of $2,000 and integral multiples of $1,000, unless otherwise specified in the applicable pricing supplement. The authorized denominations of foreign currency notes will be indicated in the applicable pricing supplement. Notes in book-entry form may be transferred or exchanged only through a participating member of The Depository Trust Company, also known as DTC, or any other depositary as is identified in the applicable pricing supplement. See “—Book-Entry Notes.”

Notes (including notes denominated in pounds sterling) in respect of which the issue proceeds are to be accepted in the United Kingdom and which have a maturity of less than one year shall have a minimum denomination and redemption value of £100,000 (or if the notes are denominated in a currency other than pounds sterling, as specified in the applicable pricing supplement, at least the equivalent thereof in such currency using the spot rate as of the date of issue).

Until the notes are paid or payment of the notes is provided for, AHFC will, at all times, maintain a paying agent in The City of New York capable of performing the duties described in this prospectus supplement to be performed by the paying agent, as well as an office or agency where the notes may be presented for registration of transfer or exchange. AHFC initially has appointed Deutsche Bank Trust Company Americas as paying agent, registrar and transfer agent, acting through its corporate trust office at One Columbus Circle, Trust and Agency Services, 17th Floor, New York, New York 10019. Any reference in this prospectus supplement to the “office of the paying agent” or similar expression shall, with respect to Deutsche Bank Trust Company Americas as paying agent, mean its corporate trust office. The notes may be presented for registration of transfer or exchange at Deutsche Bank Trust Company Americas’ corporate trust office, provided that notes in book-entry form will be exchangeable only in the manner and to the extent set forth under “—Book-Entry Notes—Exchange for Notes in Certificated Form.” AHFC will notify the holders of the notes in accordance with the Indenture of any change in the paying agent or its address or in the address at which the notes may be presented for registration of transfer or exchange. There will be no service charge for any registration of transfer or exchange, redemption or repurchase of notes, but AHFC may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions, other than exchanges pursuant to the Indenture not involving any transfer.

The applicable pricing supplement relating to a note will describe the following terms:

•	whether the note will bear interest at a fixed rate or at a floating rate, or will not bear any interest;

•	the price (expressed as a percentage of the aggregate principal amount) at which the note will be issued;

•	the date on which the note will be issued;

•	the date on which the note will mature;

•	the currency or currencies in which the purchase of, and payments on, the note will be made;

•	if the note is a fixed rate note, the rate per annum at which the note will bear interest and the interest payment dates, if different from those specified in this prospectus supplement;

•

if the note is a floating rate note, the terms relating to the determination and payment of the variable interest rate and the interest payment dates, if different from those specified in this prospectus supplement;

•	the record dates for interest payments, if different from those specified in this prospectus supplement;

•	if the note may be redeemed at our option, or repaid at the option of the holder, prior to the stated maturity, a description of the provisions relating to the redemption or repayment;

•	any sinking fund or other mandatory redemption provisions applicable to the note;

•	if the note will be issued as a certificated note, a statement to that effect;

•	any other terms of the note not inconsistent with the provisions of the indenture;

•	the identity of any additional agent through or to whom the note is being sold; and

•

the amount of discounts or commissions to be paid to an agent if different from those specifically set forth in the distribution agreement which is filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Interest rates AHFC offers with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. AHFC may change the interest rates, interest rate formulae and other variable terms of the notes from time to time, but no change will affect any note already issued or as to which AHFC has accepted an offer to purchase. AHFC may offer notes with similar variable terms but different interest rates concurrently at any time. AHFC may also concurrently offer notes having different variable terms to different investors.

Benefit of the HMC-AHFC Keep Well Agreement

The notes will have the benefit of the HMC-AHFC Keep Well Agreement described under “Description of Debt Securities—Keep Well Agreement” in the accompanying prospectus.

Listing

AHFC has in the past listed certain notes on the New York Stock Exchange. Unless otherwise specified in the applicable pricing supplement, future issuances of notes will not be listed on, or admitted to trading on or by, any stock exchange and/or market within or outside the United States. No note will have an established trading market when issued. A market for any particular issue of notes may not develop or be maintained.

Reopenings

AHFC may reopen a prior issuance of our Medium-Term Notes, Series A by issuing additional notes with the same terms as notes previously issued; provided, however, such additional notes must be fungible with previously issued notes for U.S. federal income tax purposes. However, any additional notes of this kind may have a different original offering price, original issuance date and first interest payment date. The additional notes will be considered part of the same issuance of notes for all purposes.

Payment of Principal, Premium and Interest

AHFC will make payments of principal, premium and interest, if any, on notes in book-entry form through the paying agent to the depositary or its nominee. See “—Book-Entry Notes.” Special payment terms apply to foreign currency notes, see “Special Provisions Relating to Foreign Currency Notes” in this prospectus supplement.

In the case of notes in certificated form, AHFC will make U.S. dollar payments of interest, other than interest payable at Maturity, by check mailed to the address of the person entitled to such interest payment as shown on the note register. Notwithstanding the immediately preceding sentence, a holder of $10,000,000, or the equivalent amount in a specified currency, or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions, will be entitled to receive interest payments, if any, other than interest payable at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the paying agent not less than fifteen days before the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the holder. AHFC will make U.S. dollar payments of principal, premium, if any, and interest at Maturity in immediately available funds against presentation and surrender of the note and, in the case of any repayment on an optional repayment date, upon submission of a duly completed election form if and as required by the provisions described below, at the office of the paying agent, provided the note is presented in time for the paying agent to make the payment in such funds in accordance with its normal procedures.

Redemption at the Option of AHFC

Unless otherwise provided in the applicable pricing supplement, the notes will not be subject to any sinking fund. AHFC may redeem the notes, in whole or in part, at its option before their stated maturity only if an initial redemption date is specified in the applicable notes and in the applicable pricing supplement. If so indicated in the applicable notes and the applicable pricing supplement, AHFC may redeem the notes at its option on any date on and after the applicable initial redemption date specified in the applicable notes and the applicable pricing supplement. On and after the initial redemption date, if any, AHFC may redeem the related note at any time in whole or, from time to time, in part at its option at the applicable redemption price specified in the applicable pricing supplement. Unless otherwise provided in the applicable pricing supplement, AHFC must provide written notice of redemption not more than 60 nor less than 10 days before the redemption date. Unless otherwise provided in the applicable pricing supplement, AHFC will redeem the notes in increments of $1,000, provided that any remaining principal amount will be at least an authorized denomination of the note. If less than all the notes with equivalent terms other than original offering price are to be redeemed, the trustee shall select, not more than 60 days nor less than 10 days prior to the redemption date, by such method that the trustee shall deem fair and appropriate and in accordance with the procedures of the depositary, from the notes that are subject to redemption pursuant to the terms thereof, the note or notes, or portion or portions thereof, to be redeemed. The pricing supplement will set forth the detailed terms of any redemption, including the price or prices, including premium, if any, at which the notes may be redeemed.

Repayment at the Option of the Holder

If so indicated in the applicable notes and the applicable pricing supplement, AHFC will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable notes and the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity date. Unless otherwise provided in the applicable pricing supplement, any repayment in part will be in increments of $1,000, provided that any remaining principal amount will be at least an authorized denomination of the note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with any accrued and unpaid interest on the principal of the applicable note to be repaid to, but excluding, the date of repayment. Unless otherwise provided in the applicable pricing supplement, for any note to be repaid, the paying agent must receive from the holder of such note, at its office, not more than 60 nor less than 10 days before the optional repayment date, the note and the form entitled “Option to Elect Repayment” attached to such note duly completed. Such notices of elections to exercise the repayment option must be received by the paying agent by 5:00 p.m., New York City time, on the last day for giving such notice. Unless otherwise provided in the applicable pricing supplement, exercise of the repayment option by the holder of a note will be irrevocable.

The depositary or its nominee will be the holder of global securities representing the notes. Accordingly, only the depositary (including acting through its nominee) may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of their notes in book-entry form repaid must instruct the participant through which they own their interest to direct the depositary or its nominee to exercise the repayment option on their behalf by forwarding the repayment instructions to the paying agent as discussed above. In order to ensure that the instructions are received by the paying agent on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant’s deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depositary’s records, to the paying agent.

If applicable, AHFC will comply with the requirements of Section 14(e) of the Exchange Act and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

AHFC may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by AHFC may, at the discretion of AHFC, be held, resold or surrendered to the registrar of the notes for cancellation.

Interest

Unless otherwise specified in the applicable pricing supplement, each note will bear interest from and including the date of issue at the rate per annum, in the case of a fixed rate note or, in the case of a floating rate note, pursuant to the interest rate formula, in each case as stated in the applicable note and the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest payments on fixed rate notes and floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or made available for payment or, if no interest has been paid or made available for payment with respect to the note, from and including the date of issue, to, but excluding, the related interest payment date or Maturity, as the case may be.

Interest will be payable in arrears on each interest payment date specified in the applicable note and the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. Unless otherwise specified in the applicable pricing supplement, interest payable on an interest payment date will be payable to the person in whose name the applicable note is registered at the close of business on (a) May 30 or November 30, whether or not a Business Day (as defined below), immediately preceding the related interest payment date in the case of a fixed rate note, or (b) the fifteenth calendar day, whether or not a Business Day, preceding the related interest payment date in the case of a floating rate note (in each case, the “record date”); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any note originally issued between a record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date.

“Business Day” means, in the case of a fixed rate note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York and, in the case of a floating rate note, any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City Of New York; provided, however, that, with respect to foreign currency notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center (as defined below) of the country issuing the specified currency or, if the specified currency is euro, the day is also a TARGET2 business day (as defined below); provided, further, that, with respect to floating rate notes as to which SOFR or Compounded SOFR is an applicable Interest Rate Basis (as defined below), the day is also a U. S. Government Securities Business Day; and provided, further, that, with respect to floating rate notes as to which EURIBOR is an applicable Interest Rate Basis, the day is also a TARGET2 business day.

“Principal Financial Center” means, unless otherwise specified in the applicable pricing supplement, the capital city of the country issuing the specified currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, euros, New Zealand dollars, South African rand and Swiss francs, the “Principal Financial Center” will be The City of New York, Sydney, Toronto, Brussels, Wellington, Johannesburg and Zurich, respectively.

“TARGET2 business day” is any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System or any successor thereto is open.

“U.S. Government Securities Business Day” is any day other than a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. Government securities.

Fixed Rate Notes

Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and will be payable semiannually on June 15 and December 15 of each year and at Maturity.

If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or the Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

Floating Rate Notes

Interest on floating rate notes will be determined by reference to the applicable “Interest Rate Basis” or “Interest Rate Bases,” which may be one or more of the following:

•	the CD Rate;

•	the CMT Rate;

•	the Commercial Paper Rate;

•	Compounded SOFR;

•	the Eleventh District Cost of Funds Rate;

•	EURIBOR;

•	the Federal Funds Rate;

•	the Prime Rate;

•	SOFR;

•	the Treasury Rate; or

•	any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

A floating rate note may bear interest with respect to two or more Interest Rate Bases.

Terms. Each applicable pricing supplement will specify certain terms of the floating rate note being offered thereby, including:

•	whether the floating rate note is:

•	a Regular Floating Rate Note;

•	an Inverse Floating Rate Note; or

•	a Floating Rate/Fixed Rate Note;

•	the Interest Rate Basis or Bases;

•	the Interest Reset Dates;

•	the Interest Determination Date;

•	the interest period;

•	the interest rate (the “initial interest rate”) in effect for the period from the date of issue to the first Interest Reset Date;

•	the interest payment dates;

•	the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the “Index Maturity”);

•	the Maximum Interest Rate and Minimum Interest Rate, if any;

•	the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the “Spread”);

•	the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the “Spread Multiplier”); and

•	if one or more of the specified Interest Rate Bases is the CMT Rate, the applicable CMT Reuters page, the weekly average or the monthly average and the Index Maturity.

The interest rate borne by the floating rate notes will be determined, in general, as described below. However, if a floating rate note is designated as having an Addendum, and the Addendum and the applicable pricing supplement specifies different or additional interest payment terms, the floating rate note will bear interest in accordance with the terms described in the Addendum and the applicable pricing supplement.

Regular Floating Rate Notes. Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having “Other Provisions” apply relating to a different interest rate formula, it will be a “Regular Floating Rate Note” and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any.

Commencing on the first Interest Reset Date (as defined below), the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate.

Floating Rate/Fixed Rate Notes. If a floating rate note is designated as a “Floating Rate/Fixed Rate Note,” it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier; if any.

Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

•	the interest rate in effect for the period from the date of issue to, to but excluding, the first Interest Reset Date will be the initial interest rate; and

•

the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the “Fixed Interest Rate,” if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

Inverse Floating Rate Notes. If a floating rate note is designated as an “Inverse Floating Rate Note,” except as described below or in the applicable pricing supplement, it will bear interest at a rate equal to the Fixed Interest Rate specified in the note and the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

•	plus or minus the applicable Spread, if any; and/or

•	multiplied by the applicable Spread Multiplier, if any;

provided, however, that the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the applicable Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate.

Interest Rate Bases. Unless otherwise specified in the applicable pricing supplement, each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable pricing supplement, the interest rate in effect on each day will be:

•	if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date (as defined below) immediately preceding the applicable Interest Reset Date; or

•

if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the most recent Interest Reset Date, provided, however, that the interest rate in effect for the period from the date of issue to, but excluding, the first Interest Reset Date will be the initial interest rate.

Interest Reset Dates. The applicable floating rate note and the applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an “Interest Reset Date”). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Dates will be, in the case of floating rate notes which reset:

•	daily—each Business Day;

•

weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below;

•

monthly—the third Wednesday of each month; with the exception of monthly reset floating rate notes as to which the Eleventh District Cost of Funds Rate is an applicable Interest Rate Basis, which will reset on the first calendar day of the month;

•	quarterly—the third Wednesday of March, June, September and December of each year;

•	semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; or

•	annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding Business Day (the “Following Business Day Convention”). However, in the case of a floating rate note as to which Compounded SOFR, EURIBOR, the Federal Funds Rate or SOFR is an applicable Interest Rate Basis, if the next succeeding Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day (the “Modified Following Business Day Convention”). In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day. A pricing supplement may also specify a date (an “Interest Rate Reset Cutoff Date”) prior to an Interest Reset Date on which the interest rate for a floating rate note will no longer be subject to adjustment. Beginning on the Interest Rate Reset Cutoff Date, the interest rate applicable to such floating rate note will be the rate in effect on the Interest Rate Reset Cutoff Date.

Maximum and Minimum Interest Rates. A floating rate note may also have either or both of the following:

•	a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a “Maximum Interest Rate”); and

•	a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a “Minimum Interest Rate”).

The Indenture and any debt securities issued under the Indenture, including the notes, will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. While AHFC believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws. AHFC has agreed for the benefit of the beneficial owners of the notes, to the extent permitted by law, not to claim voluntarily the benefits of any laws concerning usurious rates or interest against a beneficial owner of the notes. Interest Payments. Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable note and the applicable pricing supplement until the principal of the note is paid or otherwise made available for payment. Except as provided below or in an applicable pricing supplement, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

•	daily, weekly or monthly—the third Wednesday of each month, unless otherwise specified in the applicable note and the applicable pricing supplement;

•	quarterly—the third Wednesday of March, June, September and December of each year, unless otherwise specified in the applicable note and the applicable pricing supplement;

•

semiannually—the third Wednesday of each of the two months of each year specified in the applicable note and the applicable pricing supplement, unless otherwise specified in the applicable note and the applicable pricing supplement;

•

annually—the third Wednesday of the month of each year specified in the applicable note and the applicable pricing supplement, unless otherwise specified in the applicable note and the applicable pricing supplement; and

•	at Maturity.

If any interest payment date for any floating rate note, other than an interest payment date at Maturity, would otherwise be a day that is not a Business Day, the applicable interest payment date will follow the Following Business Day Convention. However, in the case of a floating rate note as to which Compounded SOFR, EURIBOR, the Federal Funds Rate or SOFR is an applicable Interest Rate Basis, unless specified in the applicable pricing supplement, if the next succeeding Business Day falls in the next succeeding calendar month, the applicable interest payment date will follow the Modified Following Business Day Convention. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity to the date of that payment on the next succeeding Business Day.

Unless specified otherwise in the applicable pricing supplement, all percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upward).

With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, the accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the applicable pricing supplement:

•

in the case of notes for which the CD Rate, the Commercial Paper Rate, Compounded SOFR, the Eleventh District Cost of Funds Rate, the Federal Funds Rate, EURIBOR, SOFR or the Prime Rate is an applicable Interest Rate Basis, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360;

•

in the case of notes for which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year; and

•

the interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

Interest Determination Dates. Unless otherwise specified in the applicable pricing supplement, the interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable “Interest Determination Date” as follows:

•

the Interest Determination Date with respect to notes for which the CD Rate, the CMT Rate or the Commercial Paper Rate is an applicable Interest Rate Basis will be the second Business Day preceding each Interest Reset Date;

•

the Interest Determination Date with respect to notes for which Compounded SOFR or SOFR is an applicable Interest Rate Basis will be the second U.S. Government Securities Business Day preceding the related Interest Reset Date;

•

the Interest Determination Date with respect to the Eleventh District Cost of Funds Rate will be the last Business Day of the month immediately preceding each Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate”;

•	the Interest Determination Date with respect to EURIBOR will be the second TARGET2 business day preceding the related Interest Reset Date;

•	the Interest Determination Date with respect to notes for which the Federal Funds Rate is an applicable Interest Rate Basis will be the Business Day preceding the Interest Reset Date;

•	the Interest Determination Date with respect to notes for which the Prime Rate is an applicable Interest Rate Basis will be the first Business Day preceding each Interest Reset Date;

•

the Interest Determination Date with respect to notes for which the Treasury Rate is an applicable Interest Rate Basis will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills (as defined below) having the Index Maturity specified in the applicable pricing supplement are normally auctioned (i.e. Treasury Bills are normally sold at auction on Monday of each week, unless that Monday is a legal holiday, in which case the auction is normally held on the immediately following Tuesday, except that the auction may be held on such preceding Friday) or, if no auction is held for a particular week, the first Business Day of that week; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction; and

•

the Interest Determination Date pertaining to a note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the most recent Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable note on which each Interest Rate Basis is determinable. Each Interest Rate Basis will be determined as of the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

Calculation Date. Unless otherwise provided in the applicable pricing supplement, Deutsche Bank Trust Company Americas will be the calculation agent with respect to the floating rate notes. The calculation agent will notify AHFC of each determination of the interest rate applicable to any floating rate note promptly after the determination is made. The calculation agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined and notified to the calculation agent, the interest rate that will become effective as a result of a determination made for the next succeeding Interest Reset Date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

•	the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day; or

•	the Business Day preceding the applicable interest payment date or Maturity, as the case may be.

CD Rate. CD Rate Notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate Notes and in the applicable pricing supplement.

“CD Rate” means:

(1)

the rate on the applicable Interest Determination Date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement as published in the H.15 Daily Update (as defined below), or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “CDs (secondary market)”; or

(2)

if the rate referred to in clause (1) is not published by 5:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by AHFC for negotiable U.S. dollar certificates of deposit of major United States money market banks for negotiable U.S. dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time; or

(3)	if the dealers selected by AHFC are not quoting as mentioned in clause (2) above, the CD Rate in effect on the applicable Interest Determination Date.

“H.15 Daily Update” means the Selected Interest Rates (Daily)—H.15 release, published by the Board of Governors of the Federal Reserve System and available on their website at http://www.federalreserve.gov/releases/h15/update/default.htm or any successor site or publication.

CMT Rate. CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate Notes and in any applicable pricing supplement.

“CMT Rate” means:

(1)	if Reuters Page (as defined below) FRBCMT is specified in the applicable CMT Rate Note and in the applicable pricing supplement:

(a)

a percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as published in the H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters Page FRBCMT or, if not so displayed, as displayed on the Bloomberg L.P. (“Bloomberg”) service (or any successor service) on page NDX7 (or any other page as may replace the specified page on that service) (“Bloomberg Page NDX7”), in each case for the applicable Interest Determination Date; or

(b)

if the rate referred to in clause (1)(a) does not appear on Reuters Page FRBCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and for the applicable Interest Determination Date as published in the H.15 Daily Update under the caption “Treasury constant maturities”; or

(c)

if the rate referred to in clause (1)(b) does not appear in the H.15 Daily Update, the rate on the applicable Interest Determination Date for the period of the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in the H.15 Daily Update; or

(d)

if the rate referred to in clause (1)(c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a “Reference Dealer”) selected by AHFC (from five such Reference Dealers selected by AHFC and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time; or

(e)

if fewer than five but more than two of the prices referred to in clause (1)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f)

if fewer than three of the prices referred to in clause (1)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by AHFC (from five such Reference Dealers selected by AHFC and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time; or

(g)

if fewer than five but more than two of the prices referred to in clause (1)(f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

(h)	if fewer than three prices referred to in clause (1)(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

For purposes of the foregoing, if two United States Treasury securities with an original maturity longer than the Index Maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such Index Maturity specified in the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original term to maturity will be used.

(2)	if Reuters Page FEDCMT is specified in the applicable CMT Rate Note and the applicable pricing supplement:

(a)

a percentage equal to the one-week or one-month, as specified in the applicable CMT Rate Note and the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as published in the H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters Page FEDCMT or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on Bloomberg Page NDX7, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls; or

(b)

if the rate referred to in clause (2)(a) does not appear on Reuters Page FEDCMT or Bloomberg Page NDX7, as the case may be, the percentage equal to the one-week or one-month, as specified in the applicable CMT Rate Note and the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in the H.15 Daily Update under the caption “Treasury constant maturities”; or

(c)

if the rate referred to in clause (2)(b) does not appear in the H.15 Daily Update, the one-week or one-month, as specified, average yield for United States Treasury securities at “constant maturity” having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls; or

(d)

if the rate referred to in clause (2)(c) is not published, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by AHFC (from five such Reference Dealers selected by AHFC and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time; or

(e)

if fewer than five but more than two of the prices referred to in clause (2)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

(f)

if fewer than three prices referred to in clause (2)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by AHFC (from five such Reference Dealers selected by AHFC and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time; or

(g)

if fewer than five but more than two of the prices referred to in clause (2)(f) are provided as requested, the rate calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated; or

(h)	if fewer than three prices referred to in clause (2)(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

As used in this prospectus supplement, “Reuters Page” means the display on the Thomson Reuters Eikon, or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

Commercial Paper Rate. Commercial Paper Rate Notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate Notes and in the applicable pricing supplement.

“Commercial Paper Rate” means:

(1)

the Money Market Yield (as defined below) on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper-Nonfinancial”; or

(2)

if the rate referred to in clause (1) is not published by 5:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the agents or their affiliates, selected by AHFC for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the pricing supplement placed for industrial issuers whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization; or

(3)	if the dealers selected by AHFC are not quoting as mentioned in clause (2), the Commercial Paper Rate in effect on the applicable Interest Determination Date.

“Money Market Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield	=	D x 360	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the applicable interest period.

Compounded SOFR. Compounded SOFR Notes will bear interest at the rates, calculated with reference to Compounded SOFR and the Spread and/or Spread Multiplier, if any, specified in the Compounded SOFR Notes and in any applicable pricing supplement.

Unless specified otherwise in the applicable pricing supplement, the amount of interest accrued and payable on the Compounded SOFR Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Compounded SOFR Notes multiplied by (ii) the product of (a) the interest rate (Compounded SOFR plus the Spread) for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360. In no event will the interest on Compounded SOFR notes be less than zero.

Unless specified otherwise in the applicable pricing supplement, “Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula:

where:

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant interest period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the latter Interest payment date relating to such interest period; and

“dc” is the actual number of calendar days in such Observation Period.

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published for such U.S. Government Securities Business Day by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 P.M., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

i. if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

ii. if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

SOFR Index Unavailable

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the New York Federal Reserve’s Website.

Effect of a Benchmark Transition Event:

If we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the Compounded SOFR Notes in respect of all determinations on such date and for all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1) will be conclusive and binding absent manifest error;

(2) will be made in our or our designee’s sole discretion; and

(3) notwithstanding anything to the contrary in the documentation relating to the Compounded SOFR Notes, shall become effective without consent from the holders of the Compounded SOFR Notes or any other party.

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date.

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Observation Period” means the period from and including two U.S. Government Securities Business Days preceding an interest payment date to but excluding two U.S. Government Securities Business Days preceding the next interest payment date, provided that the first Observation Period shall be from and including two U.S. Government Securities Business Days preceding the date of issue to but excluding the two U.S. Government Securities Business Days preceding the first interest payment date.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Index Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Eleventh District Cost of Funds Rate. Eleventh District Cost of Funds Rate Notes will bear interest at the rates, calculated with reference to the Eleventh District Cost of Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Eleventh District Cost of Funds Rate Notes and in the applicable pricing supplement.

“Eleventh District Cost of Funds Rate” means:

(1)

the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the applicable Interest Determination Date falls as set forth opposite the caption “11TH District” on Reuters Page COFI/ARMS or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page ALLX COF (or any other page as may replace the specified page on that service) (“Bloomberg Page ALLX COF”), in each case as of 11:00 A.M., San Francisco time, on the applicable Interest Determination Date; or

(2)

if the rate referred to in clause (1) does not appear on Reuters Page COFI/ARMS or Bloomberg Page ALLX COF, as the case may be, on the related Interest Determination Date, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced (the “Index”) by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding the applicable Interest Determination Date; or

(3)

if the Federal Home Loan Bank of San Francisco fails to announce the Index on or before the applicable Interest Determination Date for the calendar month immediately preceding the applicable Interest Determination Date, the Eleventh District Cost of Funds Rate in effect on the applicable Interest Determination Date.

Federal Funds Rate. Federal Funds Rate Notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate Notes and in any applicable pricing supplement.

“Federal Funds Rate” means:

(1)	if “Federal Funds (Effective) Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a)

the rate on the applicable Interest Determination Date for U.S. dollar federal funds as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, opposite the caption “Federal funds (effective)”; or

(b)

if the rate referred to in clause (1)(a) is not published by 5:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the agents or their affiliates, selected by AHFC before 9:00 A.M., New York City time, on the applicable Interest Determination Date; or

(c)	if the brokers selected by AHFC are not quoting as mentioned in clause (1)(b), the Federal Funds Rate in effect on the applicable Interest Determination Date.

(2)	if “Federal Funds Open Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a)

the rate on the applicable Interest Determination Date under the caption “Federal Funds” for the applicable Index Maturity and opposite the caption “Open” as such rate is displayed on Reuters Page 5; or

(b)

if the rate referred to in clause (2)(a) does not appear on Reuters Page 5 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date displayed on the FFPREBON Index Page on the Bloomberg service, which is the Fed Funds Opening Rate as reported by Prebon Yamane (or its successor) on Bloomberg; or

(c)

if the rate referred to in clause (2)(b) does not appear on the FFPREBON Index page on Bloomberg or another recognized electronic source or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by AHFC, before 9:00 A.M., New York City time on the applicable Interest Determination Date; or

(d)	if the brokers selected by AHFC are not quoting as mentioned in clause (2)(c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

(3)	if “Federal Funds Target Rate” is the specified Federal Funds Rate in the applicable pricing supplement:

(a)	the rate on the applicable Interest Determination Date displayed on the FDTR Index Page on Bloomberg; or

(b)

if the rate referred to in clause (3)(a) does not appear on the FDTR Index Page on Bloomberg or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate with respect to the applicable Interest Determination Date appearing on Reuters Page USFFTARGET=; or

(c)

if the rate referred to in clause (3)(b) does not appear on Reuters Page USFFTARGET= or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include an agent or its affiliates, selected by AHFC, before 9:00 A.M., New York City time, on the applicable Interest Determination Date; or

(d)	if the brokers selected by AHFC are not quoting as mentioned in clause (3)(c), the Federal Funds Rate in effect on the applicable Interest Determination Date.

(4)	if “Federal Funds Rate (FEDL01)” is the specified Federal Funds Rate in the applicable pricing supplement:

(a)	the rate on the applicable Interest Determination Date displayed on Bloomberg page FEDL01; or

(b)

if the rate referred to in clause 4(a) does not appear on Bloomberg page FEDL01 or is not so published by 3:00 P.M., New York City time, on the related calculation date with respect to the applicable Interest Determination Date, the Federal Funds (Effective) Rate.

EURIBOR. EURIBOR Notes will bear interest at the rates, calculated with reference to EURIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable EURIBOR Notes and in any applicable pricing supplement.

“EURIBOR” means:

(1)

the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appears on Reuters Page EURIBOR01 as of 11:00 A.M., Brussels time, on the applicable Interest Determination Date; or

(2)

if the rate referred to in clause (1) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 A.M., Brussels time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major reference banks in the Euro-zone interbank market, which may include affiliates of the agents, to provide the calculation agent with its offered quotation for deposits in euros for the period of the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 A.M., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S.$1 million in euros that is representative for a single transaction in euros in such market at such time; or

(3)

if fewer than two quotations referred to in clause (2) are so provided, the rate on the applicable Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in euros to leading European banks, having the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S. $1 million in euros that is representative for a single transaction in euros in such market at such time; or

(4)	if the banks so selected by AHFC are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable Interest Determination Date.

“Euro-zone” means the region comprised of member states of the European Union that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the treaty on the European Union.

Prime Rate. Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

“Prime Rate” means:

(1)	the rate on the applicable Interest Determination Date as published in the H.15 Daily Update opposite the caption “Bank prime loan”; or

(2)

if the rate referred to in clause (1) is not published by 5:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters Page US PRIME1, which may include the agents or their affiliates, as such bank’s prime rate or base lending rate as of 11:30 A.M., New York City time, on the applicable Interest Determination Date; or

(3)

if fewer than four rates described in clause (2) appear on Reuters Page US PRIME1 by 5:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in The City of New York selected by AHFC; or

(4)	if the banks selected by AHFC are not quoting as mentioned in clause (3), the Prime Rate in effect on the applicable Interest Determination Date.

SOFR. SOFR Notes will bear interest at the rates, calculated with reference to SOFR and the Spread and/or Spread Multiplier, if any, specified in the SOFR Notes and the applicable pricing supplement. In no event will the interest on SOFR notes be less than zero.

“SOFR” means:

(1)

the rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) (the “Secured Overnight Financing Rate”) for the applicable Interest Determination Date published as of 5:00 P.M., New York City time, on the U.S. Government Securities Business Day immediately following such Interest Determination Date (the “SOFR Determination Time”); or

(2)	if the rate referred to in clause (1) does not appear by the SOFR Determination Time, then:

i.

if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the Secured Overnight Financing Rate published on the New York Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s website; or

ii.

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate, then SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

Effect of a Benchmark Transition Event:

If we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then current Benchmark for all purposes relating to the SOFR Notes in respect of such determination on such date and all determinations on all subsequent dates.

In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.

Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1)	will be conclusive and binding absent manifest error;

(2)	will be made in our or our designee’s sole discretion; and

(3)	notwithstanding anything to the contrary in the documentation relating to the SOFR Notes, shall become effective without consent from the holders of the SOFR Notes or any other party.

“Benchmark” means, initially, the Secured Overnight Financing Rate, as such term is defined above; provided that if we or our designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Secured Overnight Financing Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date.

(1)

sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest payment calculation period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time, and (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Treasury Rate. Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in any applicable pricing supplement.

“Treasury Rate” means:

(1)

the rate from the auction held on the applicable Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the applicable Treasury Rate Note and the applicable pricing supplement as published under the caption “INVEST RATE” on Reuters Page USAUCTION10 or Reuters page USAUCTION11 or, if not so displayed, as displayed on the Bloomberg service (or any successor service) on page AUCR 27 (or any other page as may replace that page on that service); or

(2)

if the rate described in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield (as defined below) of the auction rate for the applicable Treasury Bills announced by the United States Department of the Treasury; or

(3)

in the event that the rate referred to in clause (2) is not announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related calculation date, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and in the applicable pricing supplement as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. government securities/Treasury bills (secondary market)”; or

(4)

if the rate referred to in clause (3) is not published by 5:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by AHFC, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and the applicable pricing supplement; or

(5)	if the dealers selected by AHFC are not quoting as mentioned in clause (4), the Treasury Rate in effect on the applicable Interest Determination Date.

“Bond Equivalent Yield” means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D x N	x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest period.

Other Provisions; Addenda

Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes may be modified by the terms as specified under “Other Provisions” on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

AHFC may from time to time offer notes at a price less than their redemption price at Maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for United States Federal income tax purposes (“Original Issue Discount Notes”). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Original Issue Discount Notes will be described in the applicable pricing supplement. See “Material United States Federal Income Taxation—Tax Consequences to U.S. Holders—Original Issue Discount Notes” in this prospectus supplement for the tax effects associated with Original Issue Discount Notes.

Amortizing Notes

AHFC may from time to time offer notes (“Amortizing Notes”), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Amortizing Note and the applicable pricing supplement.

Linked Notes

AHFC may from time to time offer notes (“Linked Notes”) the principal value of which at Maturity will be determined by reference to:

(a)	one or more debt or equity securities, including, but not limited to, the price or yield of such securities;

(b)	any statistical measure of economic or financial performance, including, but not limited to, any security, currency, consumer price or mortgage index; or

(c)	the price or value of any security, commodity or any other item or index or any combination (collectively with (a) and (b), the “Linked Securities”).

The payment or delivery of any consideration on any Linked Note at Maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be described in the applicable pricing supplement.

Extendible Maturity Notes

AHFC may from time to time offer notes (“Extendible Maturity Notes”) with the option to extend the maturity of the notes to one or more dates indicated in the notes and the applicable pricing supplement. The terms of and any additional considerations relating to any Extendible Maturity Notes will be described in the applicable pricing supplement.

Optional Interest Rate Reset

If we have the option under any note to reset the interest rate, in the case of a fixed rate note, or to reset the Spread and/or Spread Multiplier, in the case of a floating rate note, we will indicate such option in the pricing supplement relating to such note, and, if so, (i) the date or dates on which such interest rate or such Spread and/or Spread Multiplier, as the case may be, may be reset (each an “Optional Reset Date”) and (ii) the basis or formula, if any, for such resetting.

Unless the applicable pricing supplement provides otherwise, we may exercise such option with respect to a note by notifying the trustee of such exercise at least 45 but not more than 60 days prior to an Optional Reset Date for such note. Not later than 40 days prior to such Optional Reset Date, the trustee will mail to the holder of such note a notice, called the reset notice, first class, postage prepaid, setting forth:

•	our election to reset the interest rate, in the case of a fixed rate note, or the Spread and/or Spread Multiplier, in the case of a floating rate note;

•	such new interest rate or such new Spread and/or Spread Multiplier; and

•

the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity of such note (each such period is called a “Subsequent Interest Period”) including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

Notwithstanding the foregoing, not later than 20 days prior to an Optional Reset Date for a note, we may, at our option, revoke the interest rate, in the case of a fixed rate note, or the Spread and/or Spread Multiplier, in the case of a floating rate note, in either case provided for in the reset notice and establish a higher interest rate, in the case of a fixed rate note, or a higher Spread and/or Spread Multiplier, in the case of a floating rate note, for the Subsequent Interest Period commencing on such Optional Reset Date by mailing or causing the trustee to mail notice of such higher interest rate or higher Spread and/or Spread Multiplier, as the case may be, first class, postage prepaid, to the direct holder of such note. Such notice shall be irrevocable. All notes with respect to which the interest rate or Spread and/or Spread Multiplier is reset on an Optional Reset Date will bear such higher interest rate, in the case of a fixed rate note, or higher Spread and/or Spread Multiplier, in the case of a floating rate note.

If we elect to reset the interest rate or the Spread and/or Spread Multiplier of a note, the holder of such note will have the option to elect repayment of such note by us on any Optional Reset Date at a price equal to the principal amount of such note plus any accrued interest to such Optional Reset Date. In order for a note to be so repaid on an Optional Reset Date, the holder must follow the procedures described above under “Repayment at the Option of the Holder” for optional repayment, except that the period for delivery of such note or notification to the paying agent shall be at least 25 but not more than 35 days prior to such Optional Reset Date and except that a holder who has tendered a note for repayment pursuant to a reset notice may, by written notice to the paying agent, revoke any such tender for repayment until the close of business on the tenth day prior to such Optional Reset Date.

Book-Entry Notes

Upon issuance, all notes in book-entry form having the same date of issue, stated maturity date and redemption and/or repayment provisions, if any, and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the “Global Notes”). Unless otherwise specified in the applicable pricing supplement, each Global Note will be deposited with, or on behalf of, DTC, as depositary, registered in the name of Cede & Co., DTC’s nominee, or such other name as may be requested by an authorized representative of DTC. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with the depositary. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one Global Note will be issued with respect to each $500,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole:

•	by DTC to a nominee of DTC; or

•	by a nominee of DTC to DTC or another nominee of DTC; or

•	by DTC or any such nominee to a successor of DTC or a nominee of the successor.

Book-Entry Procedures

DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating members, referred to as participants, deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations, certain other organizations and may include the agents. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies, referred to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchasers of notes in book-entry form under DTC’s system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on DTC’s records. The beneficial ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note is, in turn, to be recorded on the records of direct participants and indirect participants, including the records of Euroclear Bank SA/NV, (“Euroclear”), as operator of the Euroclear System and Clearstream Banking, S.A. (“Clearstream”). Beneficial owners of notes in book-entry form will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes is discontinued.

To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. or such other name as requested by DTC. The deposit of Global Notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. or another DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; DTC’s records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the Global Notes representing the notes in book-entry form. Under its usual procedures, DTC mails an omnibus proxy to AHFC as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants, identified in a listing attached to the omnibus proxy, to whose accounts the notes in book-entry form are credited on the applicable record date.

AHFC will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on its records unless the depositary has reason to believe that it will not receive payment on the applicable payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the applicable participant and not of DTC, the trustee or AHFC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of AHFC and the trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

If applicable, redemption notices shall be sent to Cede & Co. or such other nominee requested by DTC. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by AHFC, through its participant, to the trustee, and will effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant’s interest in the Global Note representing notes in book-entry form, on DTC’s records, to the trustee.

DTC may discontinue providing its services as securities depositary with respect to the notes in book-entry form at any time by giving reasonable notice to AHFC or the trustee. In the event that a successor securities depositary is not obtained, notes in certificated form are required to be printed and delivered.

AHFC may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, notes in certificated form will be printed and delivered.

The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that Global Note for all purposes under the indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC or any successor depositary and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners.

Clearstream. Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream participants”) and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Distributions with respect to notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures to the extent received by the depository for Clearstream.

Euroclear. Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear participants”) and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and the risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear operates its system under contract with Euroclear plc, a U.K. corporation. All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not Euroclear plc. Euroclear plc establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is a Belgian bank. As such, it is regulated by the National Bank of Belgium and the Financial Services and Markets Authority. Distributions with respect to notes held beneficially through Euroclear will be credited to cash accounts of Euroclear participants in accordance with its rules and procedures to the extent received by the depository for Euroclear.

The information in this section concerning DTC, Clearstream and Euroclear and their respective systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of the information.

Exchange for Notes in Certificated Form

If:

(a)

DTC notifies us that it is unwilling, unable or no longer qualified to continue as depositary or DTC ceases to be a clearing agency registered as such under the Exchange Act and we do not appoint a successor depositary within 90 days of such notification or our becoming aware that DTC ceases to be so registered, as the case may be;

(b)	we execute and deliver to the trustee a company order to the effect that the Global Notes shall be exchangeable for notes in certificated form; or

(c)	an event of default has occurred and is continuing with respect to the notes and DTC or we specifically request such exchange;

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and terms and of an equal aggregate principal amount. The certificated notes will be registered in the name or names as DTC instructs the trustee. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in Global Notes.

SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

The following provisions will apply to foreign currency notes in addition to, and to the extent inconsistent therewith will replace, the description of general terms and provisions of notes set forth in the accompanying prospectus and elsewhere in this prospectus supplement.

The applicable pricing supplement will set forth information about the specified currency in which a particular foreign currency note is denominated and/or payable, including historical exchange rates and a description of the currency and any exchange controls, and, in the case of a basket of currencies, will include a description of that basket and a description of provisions for payment in the event that currency basket is no longer used for the purposes for which it was established. Any information that is provided in the applicable pricing supplement concerning exchange rates is provided as a matter of information only and you should not regard it as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.

Unless otherwise specified in the applicable pricing supplement, foreign currency notes will not be sold in, or to residents of, the country issuing the specified currency in which such notes are denominated. The information described in this prospectus supplement is directed to prospective purchasers who are United States residents. AHFC and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and interest on the notes. Such persons should consult their own financial and legal advisors with regard to such matters.

Purchase of Foreign Currency Notes

Unless otherwise specified in the applicable pricing supplement, purchasers of foreign currency notes will be required to pay for such notes in the specified currency. At the present time, there are limited facilities in the United States for conversion of U.S. dollars into specified currencies and vice versa, and banks may elect not to offer non-U.S. dollar checking or savings account facilities in the United States. However, at the request of a purchaser of foreign currency notes on or prior to the fifth Business Day preceding the date of delivery of the foreign currency notes, or by such other day as determined by the agent who presents the offer to purchase foreign currency notes to us, that agent may be prepared to arrange for the conversion of U.S. dollars into the applicable specified currency set forth in the applicable pricing supplement to enable such purchaser to pay for the foreign currency notes. Each such conversion will be made by the agent or agents on the terms and subject to the conditions, limitations and charges as the agent may from time to time establish in accordance with their regular foreign exchange practices. If you purchase foreign currency notes you will pay all costs of exchange.

Payment of Principal, Premium and Interest

Unless otherwise specified in the applicable note and the applicable pricing supplement, the principal of, and premium, if any, and interest on, foreign currency notes will be payable by AHFC in the specified currency; provided, however, that AHFC will nevertheless pay principal of, and premium, if any and interest on, foreign currency notes in U.S. dollars:

•

if the notes are represented by Global Notes deposited with, or on behalf of DTC, as depositary, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency;

•	if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and

•	if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control. See “—Payment Currency” below.

U.S. dollar amounts that AHFC owes to holders of foreign currency notes will be based on the highest bid quotation received by the exchange rate agent specified in the applicable pricing supplement at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date. The exchange rate agent will obtain that highest quote by asking three recognized foreign exchange dealers in The City of New York selected by AHFC (one of whom may be the exchange rate agent) for their bid quotations for the purchase of the specified currency in exchange for U.S. dollars for settlement on the relevant payment date, in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive U.S. dollar payments, and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, AHFC will make payments in the specified currency. All currency exchange costs will be borne by the holders of foreign currency notes by deductions from such payments.

Unless otherwise specified in the applicable pricing supplement, if a note is represented by a Global Note, DTC or its nominee will be the holder of the note and will be entitled to all payments on the note. Although DTC can hold notes denominated in foreign currencies, all payments to DTC will be made in U.S. dollars. Accordingly, a beneficial owner of the related Global Note who elects to receive payments of principal, premium, if any, and/or interest in the specified currency must notify the participant through which it owns its interest on or prior to the applicable record date, in the case of a payment of interest, or prior to the fifteenth Business Day prior to Maturity, in the case of a payment of principal and/or premium, of that beneficial owner’s election. The participant must notify DTC of that election on or prior to the third Business Day after the record date or on or prior to the fifteenth Business Day prior to Maturity, as the case may be. DTC will notify the paying agent of the election on or prior to the fifth Business Day after the record date or on or prior to the tenth Business Day prior to Maturity, as the case may be. If the participant receives complete instructions from the beneficial owner and those instructions are forwarded by the participant to DTC, and by DTC to the paying agent, on or prior to such dates, then the beneficial owner will receive payments in the specified currency. For more information about Global Notes, see “Description of the Notes—Book-Entry Notes.”

Unless otherwise specified in the applicable pricing supplement, if you are a holder of foreign currency notes in certificated form you may elect to receive payment of the principal of, and premium, if any and interest on, the foreign currency notes in U.S. dollars by transmitting a written request for such payment to the office of the paying agent in The City of New York on or prior to the record date or at least fifteen calendar days prior to Maturity, as the case may be. You may make this request in writing (mailed, hand delivered or sent by facsimile transmission). You need not file a separate election for each payment. Your election will remain in effect until revoked by written notice to the paying agent, but written notice of any such revocation must be received by the paying agent on or prior to the record date or at least fifteen calendar days prior to Maturity, as the case may be. If your foreign currency notes are held in the name of a broker or nominee, you should contact your broker or nominee to determine whether and how you may elect to receive payments in U.S. dollars. AHFC will pay principal and any premium or interest on foreign currency notes in certificated form in U.S. dollars in the manner specified in the accompanying prospectus and this prospectus supplement with respect to notes denominated in U.S. dollars. See “Description of the Notes—Payment of Principal, Premium and Interest.”

AHFC will pay interest on foreign currency notes in the specified currency by check mailed on the relevant interest payment date, other than at Maturity, to the persons entitled thereto as their addresses shall appear in the note register or, by wire transfer to a bank account designated by the holder under the circumstances described under “Description of the Notes—Payment of Principal, Premium and Interest.” The principal of foreign currency notes, together with any premium and any interest accrued and unpaid thereon, due at Maturity will be paid by wire transfer of immediately available funds to a bank account designated by the holder at least fifteen days before Maturity, provided that the bank has appropriate facilities to receive the wire transfer and that the note is presented and surrendered at the office of the paying agent in The City of New York in time for the paying agent to make such payments in such funds in accordance with its normal procedures. Currently, banks do not generally offer non-U.S. dollar denominated account facilities in their offices in the United States, although they are permitted to do so. Accordingly, unless otherwise specified in the applicable pricing supplement or alternative arrangements are made, AHFC will pay amounts in the specified currency by wire transfer only to any such bank account that is outside the United States.

Payment Currency

If a specified currency is not available in our good faith judgment for the payment of principal, premium or interest with respect to a foreign currency note due to the imposition of exchange controls or other circumstances beyond the control of AHFC, or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, AHFC will be entitled to satisfy its obligations to holders of foreign currency notes, unless otherwise specified in the applicable pricing supplement, by making that payment in U.S. dollars on the basis of the Market Exchange Rate (as defined below) as computed by the exchange rate agent on the second Business Day before that payment is due, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate on or before the date that payment is due, or as otherwise indicated in an applicable pricing supplement or as otherwise determined by AHFC in good faith, if the foregoing is impracticable. Any payment made under such circumstances in U.S. dollars where the required payment is in a specified currency will not constitute a default under the Indenture with respect to the notes.

The “Market Exchange Rate” for a specified currency means the noon buying rate in The City of New York for cable transfers of the specified currency as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

The foreign currency notes will provide that, in the event of an official redenomination of a foreign currency, including, without limitation, an official redenomination of a foreign currency that is a composite currency, AHFC’s obligations with respect to payments on notes denominated in such currency shall, in all cases, be regarded immediately following such redenomination as providing for the payment of that amount of redenominated currency representing the amount of such obligations immediately before such redenomination. Such notes will not provide for any adjustment to any amount payable under the notes as a result of (a) any change in the value of a foreign currency relative to any other currency due solely to fluctuations in exchange rates or (b) any redenomination of any component currency of any composite currency (unless such composite currency is itself officially redenominated). If the official unit of any component currency is altered by way of combination or subdivision, the number of units of that currency as a component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as components shall be replaced by an amount in such single currency. If any component currency is divided into two or more currencies, the amount of that original component currency as a component shall be replaced by the amounts of such two or more currencies having an aggregate value on the date of division equal to the amount of the former component currency immediately before such division.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and will, in the absence of clear error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Judgments

Under current New York law, a state court in the State of New York rendering a judgment in respect of a foreign currency note would be required to render the judgment in the specified currency, and the foreign currency judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, a holder of a foreign currency note would bear the currency exchange risk for the exchange rate between the U.S. dollar and such foreign currency until a New York state court judgment is rendered, which could be a long time. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversion of foreign currency judgments. Under the Indenture, AHFC has agreed, to the fullest extent it may effectively do so under applicable law, that if for the purpose of obtaining judgment in any court it is necessary to convert any amount due in respect of a foreign currency note in the specified currency of such note into a currency in which a judgment will be rendered (the “judgment currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the trustee could purchase in The City of New York that specified currency with the judgment currency on the New York Banking Day preceding the date on which a final unappealable judgment is given. “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to be closed.

AHFC’s obligations to make payments on a foreign currency note in such note’s specified currency (i) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment for any amount due under such note, which judgment requires payment in a currency other than such specified currency unless such tender or recovery shall result in the actual receipt, by the holder of the note, of the full amount of such specified currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action if actual receipt shall fall short of the full amount of such specified currency expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under the Indenture.

Foreign Currency Risk Factors

As indicated in the “Risk Factors—Risks related to exchange rates and exchange controls” section of this prospectus supplement, if you invest in foreign currency notes or currency indexed notes your investment will be subject to substantial risks, the extent and nature of which change continuously. As with any investment that you make in a security, you should consult your own financial and legal advisors as to the risks entailed in an investment in foreign currency notes or currency indexed notes. Such notes are not an appropriate investment for you if you are unsophisticated with respect to foreign currency matters.

MATERIAL UNITED STATES FEDERAL INCOME TAXATION

The following are certain material U.S. federal income tax consequences of ownership and disposition of the notes. This discussion applies to you only if you will hold the notes as capital assets for U.S. federal income tax purposes.

Subject to any additional discussion in the applicable pricing supplement and to the discussion below regarding reopenings, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the “issue price” of the notes (i.e., the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) is equal to the notes’ stated issue price indicated in the applicable pricing supplement.

Treasury regulations provide specific rules regarding whether additional notes issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original notes to which they relate for U.S. federal income tax purposes. Except as provided otherwise in an applicable pricing supplement, we intend to treat additional notes issued by us in any reopening as part of the original issuance to which they relate for U.S. federal income tax purposes, and we therefore expect that the tax consequences of holding such additional notes will generally be the same as the tax consequences of holding the original notes to which they relate. However, if the Internal Revenue Service (“IRS”) were to successfully challenge such treatment, the additional notes would not be treated as part of the same issuance as the original notes and, therefore, the tax consequences of holding additional notes could differ from the tax consequences of holding original notes to which such additional notes relate.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and differing tax consequences applicable to you if you are a holder subject to special rules, such as:

•	a financial institution;

•	an insurance company;

•	a dealer or trader in securities, commodities, or foreign currencies subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding notes as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction or entering into a constructive sale with respect to the notes;

•	a U.S. Holder, as defined below, whose functional currency is not the U.S. dollar;

•	a former citizen or resident of the United States;

•	an entity treated as a partnership for U.S. federal income tax purposes (or an investor therein);

•	a regulated investment company;

•	a real estate investment trust; or

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Internal Revenue Code of 1986, as amended (the “Code”) respectively.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that in each case a holder of the notes is entitled under the terms of the notes to receive payments at or prior to maturity that, in the aggregate are equal to at least 100% of the principal amount of the notes.

In addition, we will not attempt to ascertain whether any issuers of any shares to which the notes may relate (whether an individual stock or a component of a stock index; such shares hereafter referred to as “Underlying Shares”) are treated as “passive foreign investment companies” within the meaning of Section 1297 of the Code (“PFICs”) or as “U.S. real property holding corporations” within the meaning of Section 897 of the Code (“USRPHCs”). If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to you if you are a U.S. Holder in the case of a PFIC and to you if you are a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange, early redemption or retirement of the notes. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by any issuer of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Shares is or becomes a PFIC or a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. The applicable pricing supplement may contain a discussion of the special U.S. federal income tax consequences applicable to particular notes, including currency or other indexed notes, Amortizing Notes and notes as to which we have the option to extend the stated maturity. Accordingly, you should also consult the applicable pricing supplement for any additional discussion regarding U.S. federal income taxation with respect to the specific notes offered thereunder.

This summary deals only with notes that are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of the ownership of notes that are due to mature more than 30 years from the date of issue will be discussed in the applicable pricing supplement.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. You are a “U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of the notes that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States can exercise primary supervision over the trust’s administration and one more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Payments of Stated Interest

Unless otherwise specified in the applicable pricing supplement and subject to the discussions below, stated interest paid on the notes will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest paid with respect to original issue discount notes, short-term notes, floating rate notes, contingent payment notes and foreign currency notes are described under “—Original Issue Discount Notes,” “—Short-Term Notes,” “—Floating Rate Notes,” “—Contingent Payment Notes” and “—Foreign Currency Notes” below.

Sale, Exchange or Retirement of the Notes

Unless otherwise specified in the applicable pricing supplement and subject to the discussions below, you will recognize taxable gain or loss on the sale, exchange or retirement of the notes equal to the difference between the amount realized on the sale, exchange or retirement and your adjusted tax basis in the notes. For these purposes, the amount realized does not include any amount attributable to accrued interest, which is treated as interest as described under “—Payments of Stated Interest” above. Your adjusted tax basis in the notes will equal your cost of the notes, increased by the amount of any market discount or original issue discount previously included in income by you with respect to the notes and reduced by any amortized bond premium, any principal payments you received and, in the case of original issue discount notes, any other payments that do not constitute qualified stated interest (as defined below).

Except as described below or as otherwise provided in the applicable pricing supplement, gain or loss realized on the sale, exchange or retirement of the notes will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of sale, exchange or retirement, the notes have been held for more than one year. Exceptions to this general rule apply in the case of short-term notes, to the extent of any accrued discount not previously included in your taxable income. See “—Short-Term Notes” below. In addition, other exceptions to this general rule apply in the case of notes that are acquired with market discount, contingent payment notes and certain foreign currency notes. See the discussions under “—Market Discount,” “—Contingent Payment Notes” and “—Foreign Currency Notes” below. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Original Issue Discount Notes

General. Notes that are issued at an issue price less than their “stated redemption price at maturity” will be considered to have been issued with original issue discount for U.S. federal income tax purposes (and will be referred to in this discussion as “original issue discount notes”) unless the notes satisfy a de minimis test (as described below) or are short-term notes (as defined below). Where notes are issued at an issue price less than their stated redemption price at maturity, the amount of original issue discount will be equal to the excess of the “stated redemption price at maturity” over the issue price. The “stated redemption price at maturity” of the notes equals the sum of all payments required under the notes other than payments of “qualified stated interest.” “Qualified stated interest” is stated interest unconditionally payable in cash or property (other than in our debt instruments) at least annually during the entire term of the notes and equal to the outstanding principal balance of the notes multiplied by a single fixed rate of interest. See “—Floating Rate Notes” below with regard to qualified stated interest in the case of floating rate notes.

The notes will not be considered to have original issue discount if the difference between the notes’ “stated redemption price at maturity” and their issue price is a de minimis amount, defined by applicable Treasury regulations, generally, as less than 1/4 of 1 percent of the “stated redemption price at maturity” multiplied by the number of complete years to maturity. If you hold notes with a de minimis amount of original issue discount, you will include this original issue discount in income as capital gain on a pro rata basis as principal payments are made on the notes.

If you hold original issue discount notes, you will be required to include any qualified stated interest payments in income in accordance with your method of accounting for U.S. federal income tax purposes. You will also be required to include original issue discount in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on a compounding of interest, without regard to the timing of the receipt of cash payments corresponding to this income. Under this method, you generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

You may make an election to include in gross income all interest that accrues on any notes (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the IRS.

Additional rules applicable to original issue discount notes that are denominated in a specified currency other than the U.S. dollar, or have payments of interest or principal determined by reference to the value of one or more currencies other than the U.S. dollar, are described under “—Foreign Currency Notes” below.

Original Issue Discount Notes Subject to Early Redemption. Original issue discount notes subject to one or more unconditional “call options” (i.e., our unconditional option to redeem the notes prior to its stated maturity date) or one or more unconditional “put options” (i.e., a holder’s unconditional option to require redemption prior to maturity) may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the notes. Under applicable Treasury regulations, an unconditional call option will be presumed to be exercised if the exercise of the option will lower the yield on the notes. Conversely, an unconditional put option will be presumed to be exercised if the exercise of the option will increase the yield on the notes. In either case, if an option that was presumed to be exercised is not in fact exercised, the notes would be treated solely for purposes of calculating original issue discount as if they were redeemed, and new notes were issued, on the presumed exercise date for an amount equal to the notes’ adjusted issue price. The “adjusted issue price” of original issue discount notes is their issue price, increased by the aggregate amount of previously accrued original issue discount and decreased by any prior payments other than payments of qualified stated interest.

Short-Term Notes

Notes that mature (after taking into account the last possible date that the notes could be outstanding under their terms) one year or less from its date of issuance will be treated as “short-term notes.”

Under the applicable Treasury regulations, short-term notes will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term notes over their issue price. If you are a cash method taxpayer, you will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless you elect to do so. If you do not make such election, you should include the stated interest payments on the short-term notes, if any, as ordinary income upon receipt. Except in the case of stated interest payments, if you are a cash method taxpayer, you will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a sale or exchange, as described below. If you are an accrual method taxpayer, you will be required to include the discount in income as it accrues on a straight-line basis, unless you make an election to accrue the discount according to a constant yield method based on daily compounding. At maturity of the short-term notes, any gain realized will be treated as ordinary income. Upon a sale, exchange or redemption of short-term notes, any gain you recognize should be treated as ordinary income to the extent of the discount accrued on a straight-line basis (or, if elected, according to a constant yield method based on daily compounding) and short-term capital gain otherwise, and any loss you recognize will be treated as a capital loss. If you are a cash method taxpayer and you do not make the election to include the discount in income on an accrual basis, you will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until you include the discount on the notes in income. You should consult your tax adviser regarding these deferral rules.

Floating Rate Notes

Floating rate notes are subject to special rules whereby a floating rate note will qualify as a “variable rate debt instrument” if:

•	the issue price does not exceed the total noncontingent principal payments due under the floating rate note by more than a specified de minimis amount;

•	it provides for stated interest, paid or compounded at least annually, at current values of:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate, each as defined in the applicable Treasury regulations; and

•	certain other conditions, as set forth in the applicable Treasury regulations, are satisfied.

In general, a “qualified floating rate” is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the floating rate notes are denominated or any such rate increased or decreased by a fixed rate and/or multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35. For example, the commercial paper rate and the CMT rate will generally be treated as qualified floating rates for notes denominated in U.S. dollars. In general, an “objective rate” is a rate that is not itself a qualified floating rate but that is determined using a single fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party. A rate will not qualify as an “objective rate” if it is reasonably expected that the average value of the rate during the first half of the term of the notes will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the notes. A “qualified inverse floating rate” is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If floating rate notes provide for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the notes, the qualified floating rates together constitute a single qualified floating rate. If interest on the notes is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 1/4 of 1 percent of each other.

Unless otherwise provided in the applicable pricing supplement, it is expected, and this discussion assumes, that floating rate notes will qualify as “variable rate debt instruments.” Under the applicable Treasury regulations, special rules apply for purposes of determining whether a variable rate debt instrument is issued with original issue discount. In general, a variable rate debt instrument may be required to be converted into an equivalent fixed rate debt instrument and then analyzed under the rules described above in “—Original Issue Discount Notes—General.” You should consult your tax adviser with respect to the method of converting a variable rate debt instrument into a fixed rate debt instrument and the application of these rules. Other than amounts treated as original issue discount, all stated interest on a variable rate debt instrument that is unconditionally payable in cash or in property (other than our debt instruments) will constitute qualified stated interest and will be taxed as described above in “—Payments of Stated Interest.” If floating rate notes do not qualify as “variable rate debt instruments,” then the floating rate notes will be treated as “contingent payment debt instruments.” For a description of the treatment of “contingent payment debt instruments,” see the discussion under “—Contingent Payment Notes” below.

Market Discount

If you purchase notes other than short-term notes or contingent payment notes and other than at initial issuance for an amount that is less than their stated redemption price at maturity (or, in the case of original issue discount notes, their adjusted issue price, defined above under “—Original Issue Discount Notes”), the amount of the difference will in general be treated as market discount for U.S. federal income tax purposes. However, if such difference is less than 1/4 of 1 percent of the notes’ “stated redemption price at maturity” multiplied by the number of complete years to maturity (after the U.S. Holder’s purchase), the notes will be considered to have only “de minimis market discount” which will in general not be treated as market discount for U.S. federal income tax purposes.

You will be required to treat any principal payment (or in the case of original issue discount notes, any payment that does not constitute qualified stated interest) on, or any gain on the sale, exchange, retirement or other disposition of, the notes as ordinary income to the extent of the market discount accrued on the notes at the time of the payment or disposition unless this market discount has been previously included in income by you pursuant to an election by you to include market discount in income as it accrues, or pursuant to a constant yield election by you as described under “—Original Issue Discount Notes” above. If you dispose of the notes in certain nontaxable transactions, accrued market discount will be includible as ordinary income to you as if you had sold the notes in a taxable transaction at its then fair market value. In addition, you may be required to defer, until the maturity of the notes or their earlier disposition (including certain nontaxable transactions), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such notes.

Acquisition Premium and Amortizable Bond Premium

If you purchase the notes (other than contingent payment notes) for an amount that is greater than notes’ adjusted issue price but less than or equal to the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, you will be considered to have purchased the notes at an acquisition premium. Under the acquisition premium rules, the amount of original issue discount that you must include in your gross income with respect to the notes for any taxable year will be reduced by the portion of acquisition premium properly allocable to that year.

If you purchase notes (other than contingent payment notes) for an amount that is greater than the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, you will generally be considered to have purchased the notes with amortizable bond premium. In general, amortizable bond premium with respect to any notes will be equal in amount to the excess of the purchase price over the sum of all amounts payable on the notes after the purchase date other than payments of qualified stated interest, and you may elect to amortize this bond premium, using a constant yield method, over the remaining term of the notes. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by you and may be revoked only with the consent of the IRS.

You may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in your income with respect to the notes in that accrual period. Special rules may apply in the case of notes that are subject to optional redemption that may have the effect of reducing the amount of amortizable bond premium on those notes. In addition, if you purchase notes with amortizable bond premium that was issued with original issue discount, you will not be required to include any original issue discount in your income with respect to the notes.

If you make a constant yield election (as described under “—Original Issue Discount Notes” above) for notes with amortizable bond premium, the election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium and may be revoked only with the permission of the IRS with respect to debt instruments acquired after revocation.

Contingent Payment Notes

General. Certain floating rate notes that do not qualify as “variable rate debt instruments” as described above and certain other notes providing for contingent payments will be treated as “contingent payment notes”

for U.S. federal income tax purposes (and will be referred to in this discussion as “contingent payment notes”). Contingent payment notes will be subject to special rules that govern the tax treatment of debt obligations that are treated under applicable Treasury regulations (the “contingent payment debt regulations”) as providing for contingent payments.

Pursuant to the contingent payment debt regulations, if you hold contingent payment notes, you will be required to accrue interest income on the contingent payment notes on a constant yield basis, based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes. Accordingly, you generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year, if any. No interest payments on contingent payment notes are “qualified stated interest” payments.

The contingent payment debt regulations provide that you must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the contingent payment notes equal to the product of:

•	the adjusted issue price (as defined below) of the contingent payment notes as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the contingent payment notes, adjusted for the length of the accrual period; and

•	the number of days during the accrual period that you held the contingent payment notes divided by the number of days in the accrual period.

The “adjusted issue price” of contingent payment notes is its issue price, increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the contingent payment notes.

The term “comparable yield” as used in the contingent payment debt regulations means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the contingent payment notes and (ii) the applicable federal rate (which is published monthly by the IRS).

The contingent payment debt regulations require that we provide to you, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on any contingent payment notes. This schedule must produce a yield to maturity that equals the comparable yield.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine your interest accruals and adjustments thereto in respect of the contingent payment notes for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on the contingent payment notes.

Adjustments to Interest Accruals on the Contingent Payment Notes. If, during any taxable year, you receive actual payments with respect to your contingent payment notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, you will incur a “net positive adjustment” under the contingent payment debt regulations equal to the amount of such excess. You will treat a net positive adjustment as additional interest income in that taxable year.

If you receive in a taxable year actual payments with respect to the contingent payment notes that, in the aggregate, are less than the amount of projected payments for that taxable year, you will incur a “net negative adjustment” under the contingent payment debt regulations equal to the amount of such deficit. This net negative adjustment:

•	will first reduce your interest income on the contingent payment notes for that taxable year;

•

to the extent of any excess, will give rise to an ordinary loss to the extent of your interest income on the contingent payment notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments; and

•

to the extent of any excess after the application of the previous two bullet points, will be carried forward as a negative adjustment to offset future interest income with respect to the contingent payment notes or to reduce the amount realized on a sale, exchange or retirement of the contingent payment notes.

A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Special rules will apply if one or more contingent payments on the contingent payment notes become fixed. If one or more contingent payments on the contingent payment notes become fixed more than six months prior to the date each such payment is due, you will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of the relevant contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on the contingent payment notes become fixed substantially contemporaneously, you will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the notes. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the contingent payment debt regulations. Your tax basis in the notes and the character of any gain or loss on the sale of the notes will also be affected. You should consult your tax adviser concerning the application of these special rules.

Sale, Exchange or Retirement of the Contingent Payment Notes. Generally, the sale, exchange or retirement of contingent payment notes will result in taxable gain or loss to you. The amount of gain or loss on a sale, exchange or retirement of contingent payment notes will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by you, including the fair market value of any stock received (the “amount realized”), and (b) your adjusted tax basis in the contingent payment notes. As discussed above, to the extent that you have any net negative adjustment carryforward, you may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange or retirement of the contingent payment notes.

For purposes of determining the amount realized on the scheduled retirement of the notes, you will be treated as receiving the projected amount of any contingent payment due at maturity. As previously discussed, to the extent that actual payments with respect to the notes during the year of the scheduled retirement, including a contingent payment at maturity, are greater or less than the projected payments for such year, you will incur a net positive or net negative adjustment, resulting in additional ordinary income or loss, as the case may be.

Your adjusted tax basis in contingent payment notes generally will be equal to your original purchase price for the contingent payment notes, increased by any interest income previously accrued by you (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the contingent payment notes (without regard to the actual amount paid).

Gain recognized by you upon a sale, exchange or retirement of contingent payment notes generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the contingent payment notes, and, thereafter, capital loss (which will be long-term if the contingent payment notes have been held for more than one year). The deductibility of capital losses is subject to limitations. If you recognize a loss upon a sale or other disposition of contingent payment notes and such loss is above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding this reporting obligation, as discussed under “—Disclosure Requirements” below.

Purchase of Contingent Payment Notes at a Price Other Than the Adjusted Issue Price. If you purchase contingent payment notes for an amount that differs from the adjusted issue price of the contingent payment notes at the time of purchase, you will be required to make additional positive or negative adjustments to interest income on the contingent payment notes equal to the difference between the purchase price of the contingent payment notes and their adjusted issue price at the time of purchase. If the purchase price of the contingent payment notes is less than its adjusted issue price at the time of purchase, a positive adjustment will result, and if the purchase price is greater than its adjusted issue price at the time of purchase, a negative adjustment will result. You will be required to reasonably allocate the positive or negative adjustment (as the case may be) to daily portions of accrued interest (for example, to the extent the adjustment is attributable to a change in interest rates since the original issue date of the contingent payment notes) or projected payments (for example, to the extent the adjustment is attributable to a change in the expected amounts of contingent payments potentially payable in respect of the contingent payment notes, and not to a change in interest rates) over the remaining term of the contingent payment notes. If the contingent payment notes are listed on a national securities exchange or an interdealer quotation system sponsored by a national securities association, you generally would be permitted, but not required, to allocate such adjustment on a pro rata basis to the daily portions of accrued interest (as described above) over the remaining term of the contingent payment notes. This pro rata allocation, however, would not be reasonable, and thus would not be permitted, to the extent that the allocation produces a deemed yield on the contingent payment notes that is less than the applicable federal rate for the contingent payment notes as of the purchase date (determined as if the remaining term of the contingent payment notes were the term of the contingent payment notes). Any adjustment allocated to a daily portion of accrued interest will be taken into account on the date such daily portion accrues. Any adjustment allocated to one or more projected payments will be taken into account when the relevant projected payment is made (or if the projected payment becomes fixed more than six months prior to the due date for payment, when such payment becomes fixed). Any such positive or negative adjustment will increase or decrease, respectively, your adjusted tax basis in the contingent payment notes at the time such adjustment is required to be taken into account.

Foreign Currency Notes

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” However, the U.S. federal income tax consequences to you of the ownership and disposition of other currency-linked notes and nonfunctional currency contingent payment debt instruments are not discussed in this prospectus supplement and will be discussed in the applicable pricing supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss on the sale, exchange or other disposition of the notes to be recharacterized as ordinary income or loss. The rules applicable to foreign currency notes are complex, and their application may depend on your particular U.S. federal income tax situation. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of qualified stated interest (or proceeds from a sale, exchange or other disposition attributable to accrued interest) in a foreign currency with respect to foreign currency notes, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency. If you are a cash method holder and you receive a payment of qualified stated interest in U.S. dollars, you will be required to include the amount of this payment in income upon receipt. If you are a cash method holder, to the extent that you are required to accrue original issue discount on foreign currency notes, rules similar to the rules described in the following paragraph will apply with respect to the original issue discount.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount, but reduced by acquisition premium and amortizable bond premium to the extent applicable, each calculated in the relevant foreign currency) that has accrued and is otherwise required to be taken into account with respect to foreign currency notes during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize ordinary income or loss (which will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest are actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including original issue discount) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the spot rate on the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

If an election to amortize bond premium is made, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. Foreign currency gain or loss (as defined below) is realized on amortized bond premium with respect to any period by treating the bond premium amortized in the same period in the same manner as on the sale, exchange or retirement of the foreign currency notes (as discussed below). Any foreign currency gain or loss will be ordinary income or loss as described below.

Tax Basis in Foreign Currency Notes. Your tax basis in foreign currency notes, and the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for such foreign currency notes, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase foreign currency notes with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency notes on the date of purchase.

Sale, Exchange or Retirement of Foreign Currency Notes. Gain or loss realized upon the sale, exchange or retirement of foreign currency notes that is attributable to fluctuations in currency exchange rates (referred to as “foreign currency gain or loss”) will be ordinary income or loss which will not be treated as interest income or expense. Foreign currency gain or loss generally will equal the difference between (i) the U.S. dollar value of the price (excluding any bond premium previously amortized) in the relevant foreign currency that you paid for such foreign currency notes, determined on the date payment is received in exchange for the foreign currency notes or the foreign currency notes are disposed of, and (ii) the U.S. dollar value of the price you paid for such notes (excluding any bond premium previously amortized) in the foreign currency of the foreign currency notes, determined on the date you acquired the foreign currency notes. Payments received attributable to accrued interest will be treated in accordance with the rules applicable to payments of interest on foreign currency notes described above. The foreign currency gain or loss realized upon the sale, exchange or retirement of any foreign currency notes will be recognized only to the extent of the total gain or loss realized by you on the sale, exchange or retirement of the foreign currency notes. Any gain or loss realized by you in excess of the foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, or, in the case of short-term notes, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of foreign currency notes and such loss is above certain thresholds, then you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding this reporting obligation, as discussed under “—Disclosure Requirements” below.

If you are a cash method taxpayer and you buy or sell foreign currency notes that are traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. If you are an accrual method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations if such obligations are traded on an established securities market. This election cannot be changed without the consent of the IRS. Any gain or loss realized by you on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

You will have a tax basis in any foreign currency received on the sale, exchange or retirement of foreign currency notes equal to the U.S. dollar value of the foreign currency, determined at the time of such sale, exchange or retirement.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes unless you provide proof of an applicable exemption from the information reporting rules. Backup withholding may apply in respect of the amounts paid to you, unless you provide a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules, or you provide proof of an applicable exemption. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded or credited against your federal income tax liability provided that the required information is timely furnished to the IRS.

Disclosure Requirements

Applicable U.S. Treasury regulations require taxpayers that participate in certain “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of such transactions are required to maintain records, including lists identifying investors in the transaction, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria. Whether an investment in the notes constitutes a “reportable transaction” for you depends on your particular circumstances. You should consult your tax adviser concerning any possible disclosure obligation that you may have with respect to your investment in the notes and should be aware that we (or other participants in the transaction) may determine that the investor list maintenance requirement applies to the transaction and comply accordingly with this requirement.

Medicare Tax

Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds are required to pay an additional 3.8% tax on, among other things, interest on and capital gains from the sale or other disposition of notes. U.S. Holders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are, for U.S. federal income tax purposes, a beneficial owner of the notes (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder.

Interest on the Notes

General. Subject to the discussions below concerning effectively connected income, backup withholding and FATCA, you will not be subject to U.S. federal income or withholding tax in respect of interest (including original issue discount, if any) on the notes, provided that:

•	you do not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code;

•

the interest is not contingent on our profits, revenues, “dividend equivalents” (as discussed below) or on changes in the value of our property or otherwise described in Section 871(h)(4) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of the notes (or a financial institution holding the notes on behalf of the beneficial owner) furnishes to us an IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form thereto), in which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Sale, Exchange or Retirement of the Notes

Subject to the discussions of backup withholding and FATCA below, you generally will not be subject to U.S. federal income tax (including withholding tax) on gain recognized on a sale, exchange or retirement of the notes (other than gain treated as interest income, which is subject to the rules in “—Interest on the Notes”), unless

•

the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you), in which case you will be subject to U.S. federal income tax as described below under “—Effectively Connected Income;” or

•

you are a nonresident alien individual who was present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are met, in which case you generally will be subject to U.S. federal income tax at a rate of 30% on any gain derived from the sale, exchange or retirement of the notes, which may be offset by U.S.-source capital gains or losses you may have (even though you are not considered a resident of the United States) for the taxable year, provided you have timely filed U.S. federal income tax returns with respect to such losses.

Effectively Connected Income

If you are engaged in a trade or business in the United States, and if income or gain on your notes is effectively connected with the conduct of this trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by you), although exempt from the withholding tax on interest discussed above, you will generally be taxed in the same manner as a U.S. Holder (see “Tax Consequences to U.S. Holders” above), except that you will be required to provide a properly executed

IRS Form W-8ECI, in the case of amounts treated as interest income, in order to claim an exemption from the withholding described above. In such case, you are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Section 871(m) of the Code

Section 871(m) of the Code and Treasury Regulations promulgated thereunder (“Section 871(m)”) impose a 30% withholding tax on certain “dividend equivalents” paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Section 871(m) could apply to notes linked to U.S. equities or indices that include U.S. equities offered under this prospectus supplement even in cases where no current payment is made under the notes or where the notes do not provide for any payment that is explicitly linked to a dividend. You should consult your tax adviser regarding the potential application of Section 871(m). Where warranted, we will disclose further information regarding the possible application of Section 871(m) in the applicable pricing supplement.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person for U.S. federal income tax purposes, information returns may also be filed in connection with the proceeds from a sale, exchange or other disposition. You may be subject to backup withholding in respect of amounts paid to you, unless you comply with certification procedures to establish that you are not a United States person for U.S. federal income tax purposes or otherwise establish an exemption. Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid backup withholding. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA

The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act (generally referred to as “FATCA”), when applicable, will impose a U.S. federal withholding tax of 30% on interest income (or “dividend equivalents”) from debt obligations paid to a foreign financial institution, unless such foreign financial institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which would include certain account holders that are foreign entities with U.S. owners). The U.S. government has entered into intergovernmental agreements with the governments of certain countries that may in certain circumstances modify the foregoing requirements, including, in the case of a “Model 1” intergovernmental agreement, by requiring substantially similar information to be reported to the tax authorities in such country rather than to the U.S. tax authorities. In addition, FATCA will generally impose a withholding tax of 30% on interest income (or “dividend equivalents”) from debt obligations paid to a non-financial foreign entity unless such non-financial foreign entity provides the withholding agent with certain certifications or information relating to U.S. ownership of the entity. Under certain circumstances, such foreign persons might be eligible for refunds or credits of such taxes. Proposed U.S. Treasury regulations issued under FATCA in December 2018 provide that no withholding tax under FATCA will be imposed with respect to payments of gross proceeds from the disposition of debt obligations. Although these proposed regulations have not yet been finalized, taxpayers may rely on the proposed regulations until final regulations are issued. You should consult your tax adviser regarding the possible implications of FATCA for your investment in the notes.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in a distribution agreement, dated August 11, 2022, between AHFC and the agents named therein, AHFC is offering the notes on a continuous basis through BofA Securities, Inc., ANZ Securities, Inc., Barclays Capital Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., ING Financial Markets, LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC. The agents have agreed to use their reasonable best efforts to solicit orders to purchase notes at 100% of the principal amount thereof, unless otherwise specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, AHFC will pay an agent a commission ranging from 0.030% to 0.200% of the principal amount of a note sold through such agent, depending upon its stated maturity or, with respect to a note for which the stated maturity is in excess of five years, a commission agreed to at the time of sale.

AHFC may also arrange for notes to be sold through any agent acting as principal or AHFC may sell notes directly to investors. AHFC also may sell notes to any agent as principal for the agent’s account at a price agreed upon at the time of sale. Unless otherwise specified in the pricing supplement, any note sold to an agent as principal will be purchased at a price equal to 100% of the principal amount minus a discount equal to the commission that would be paid on an agency sale of a note of identical maturity. Any agent may sell any notes purchased by it as principal to investors at a fixed public offering price or at prevailing market prices, or at a related price, as determined by the agent. If AHFC sells notes directly to investors, no commission or discount will be paid to the agents.

AHFC may also enter into separate arrangements with firms other than the agents which allow such firms to purchase all or a portion of the notes for resale to the public. The name of any firm, the underwriting discount and the initial public offering price for such notes will be set forth on the cover page of the pricing supplement delivered in connection with the offering and sale of the applicable notes.

AHFC reserves the right to withdraw, cancel or modify the offer made hereby without notice and may reject orders or proposed purchases in whole or in part. The agents also have the right, using their reasonable discretion, to reject any proposed purchase of the notes in whole or in part.

Agents may sell notes purchased from AHFC as principal to other dealers for resale to investors and other purchasers and may provide all or any portion of the discount received in connection with their purchase from AHFC to these dealers. An agent may allow, and dealers may re-allow, a discount to certain other dealers. After the initial offering of the notes, the offering price (in the case of notes to be resold on a fixed offering price basis), the concession and the discount may be changed. Such dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

The notes will not have an established trading market when issued. Also, we do not intend to list the notes on any securities exchange. The agents may make a market in the notes, but are not obligated to do so and may discontinue any market-making at any time without notice. The agents may purchase and sell notes in the secondary market from time to time, but the agents are not obligated to do so, and there can be no assurance that a secondary market for the notes will develop or that if a secondary market develops it will be maintained or be liquid.

The agents, whether acting as agents or principals, may be deemed to be “underwriters” within the meaning of the Securities Act. AHFC has agreed to indemnify the agents against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments that they may be required to make in connection with this indemnification. AHFC has also agreed to reimburse the agents for certain expenses, including, in certain circumstances, the reasonable fees and expenses of their counsel.

With respect to each issuance of notes, AHFC expects to deliver the notes against payment therefor on the original issue date specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of notes is more than two business days after the pricing date, purchasers who wish to trade notes more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Unless otherwise specified in the applicable pricing supplement, payment of the purchase price of the notes will be required to be made in immediately available funds in the City of New York on the date of settlement.

In connection with an offering of notes purchased by one or more agents as principal on a fixed offering price basis, the applicable agent(s) will be permitted to engage in certain transactions that stabilize the price of notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of notes. If the agent or agents creates or create, as the case may be, a short position in notes (i.e., if it sells or they sell notes in an aggregate principal amount exceeding that set forth in the applicable pricing supplement), they may reduce that short position by purchasing notes in the open market. In general, purchases of notes for the purpose of stabilization or to reduce a short position could cause the price of notes to be higher than it might be in the absence of these types of purchases.

Neither AHFC nor any of the agents makes any representation or prediction as to the direction or magnitude of any effect that the transactions described in the immediately preceding paragraph may have on the price of the notes. In addition, neither AHFC nor any of the agents makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

In addition to the offerings of notes described herein, debt securities having terms substantially similar to the terms of the notes offered hereby (but constituting a separate series of debt securities for purposes of the Indenture) may be offered outside the United States by AHFC on a continuing basis, concurrently with the offering of the notes hereby. AHFC may also sell notes, other debt securities or other securities pursuant to another prospectus supplement to the accompanying prospectus.

The agents and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for AHFC and its subsidiaries, for which they received or will receive customary fees and expenses. In addition, certain affiliates of the agents are or have been lenders under AHFC’s and its subsidiaries’ credit facilities and term loans, for which they have received or will receive fees under agreements they have entered into with AHFC or its subsidiaries. Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., is the trustee under the Indenture governing the notes offered hereby.

In the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of AHFC or its subsidiaries. If any of the agents or their affiliates have a lending relationship with AHFC or its subsidiaries, certain of those agents or their affiliates routinely hedge, and certain other of those agents may hedge, their credit exposure to AHFC or its subsidiaries consistent with their customary risk management policies. Typically, these agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in AHFC’s or its subsidiaries’ securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

AHFC may enter into hedging transactions in connection with any particular issue of notes, including forwards, futures, options, interest rate or exchange rate swaps and repurchase or reverse repurchase transactions with, or arranged by, an agent participating in the distribution of that issue of notes, or an affiliate of that agent. Agents and their affiliates may receive compensation, trading gain or other benefits in connection with the hedging transactions described above.

If an agent for a particular offering of notes or its affiliates receives more than 5% of the proceeds of such offering, not including underwriting compensation, then such offering will be conducted in compliance with the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, as administered by FINRA. Under FINRA Rule 5121, such agent will not be permitted to sell any notes to an account over which it exercises discretionary authority without the prior written approval of the customer to which the account relates.

Notice to Investors

No action has been or will be taken by AHFC or any agent that would permit a public offering of any of the notes, or possession or distribution of this prospectus supplement and the accompanying prospectus, any pricing supplement or any other offering material in relation to the notes in any jurisdiction outside the United States where action would be required for that purpose. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement and the accompanying prospectus, any pricing supplement and any other offering material relating to the notes may not be distributed, in any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any additional obligation on AHFC or the agents.

Unless otherwise specified in the applicable pricing supplement, the following restrictions will apply to such pricing supplement (as they apply to this prospectus supplement and the accompanying prospectus) and to the specific notes offered by such pricing supplement.

Notice to Prospective Investors in the European Economic Area

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither AHFC nor the agents have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither AHFC nor the agents have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by AHFC.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to AHFC.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation or document relating to the notes have been or will be issued or have been or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEL”) and, accordingly, the notes have not been offered or sold, directly or indirectly, and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of any Japanese Person or to, or for the account or benefit of others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant Person”) pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the

SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:

(a)

to an Institutional Investor, an Accredited Investor or a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4) of the SFA (in the case of that trust);

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification –

Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the agents from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement and the accompanying prospectus. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus you should consult an authorized financial advisor.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for us by P. Yvonne Mathews, who is counsel to AHFC, and certain other legal matters will be passed upon for us by O’Melveny & Myers LLP. Certain legal matters will be passed upon for the agents by Sidley Austin LLP, New York, New York. Sidley Austin LLP from time to time represents us or our affiliates in connection with certain legal matters.

PROSPECTUS

Debt Securities

We may from time to time, sell debt securities in one or more offerings pursuant to this prospectus, in amounts, at prices and on terms that we will determine at the time of any such offering. The debt securities offered are solely our obligations and will not be guaranteed by Honda Motor Co., Ltd., or HMC, or any other entity. When we offer debt securities, we will provide you with a prospectus supplement describing the specific terms of the debt securities being sold in that offering. This prospectus may not be used to complete sales of debt securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you make a decision to invest.

We may sell these debt securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of debt securities. For additional information on the method of sale, refer to the section entitled “Plan of Distribution” below. The names of any underwriters, dealers or agents involved in the sale of any debt securities, the specific manner in which they may be offered and any applicable commissions or discounts will be set forth in the applicable prospectus supplement covering the sales of those debt securities.

The applicable prospectus supplement will contain information, where applicable, as to the listing of any debt securities on any securities exchange or principal United States market.

If the terms of particular debt securities described in a prospectus supplement are different from those described in this prospectus, you should rely on the information in such prospectus supplement.

Investing in these debt securities involves risks. See “Risk Factors” on page 2 of this prospectus and, if applicable, any risk factors described in the applicable prospectus supplement or any documents incorporated by reference in this prospectus before making a decision to invest in our debt securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we have filed with the Securities and Exchange Commission, or the SEC, on Form S-3, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the debt securities described in this prospectus. For further information about us and the debt securities, you should refer to the registration statement and its exhibits. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those debt securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under the heading “Incorporation of Information Filed with the SEC.”

We have not authorized any person to provide you with any information other than the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement and any related free writing prospectus issued or authorized by us. We take no responsibility for, and can provide no assurance as to, any other information. We are not making an offer to sell the debt securities in any jurisdiction where the offer, solicitation or sale is not permitted or in which the person making such offer, solicitation or sale is not qualified to do so or to anyone to whom it is unlawful to make an offer, solicitation or sale. You should not assume that the information contained in or incorporated by reference in this prospectus and the applicable prospectus supplement and any related free writing prospectus is representative as of any date other than their respective dates. Our business, financial condition, results of operations, cash flows, prospects and other information may have changed since those respective dates.

In this prospectus, unless otherwise indicated by the context, references to “AHFC,” “Company,” “we,” “us” and “our” in this prospectus refer solely to American Honda Finance Corporation (excluding its subsidiaries). AHFC is the issuer of all the debt securities offered under this prospectus.

RISK FACTORS

Investing in our debt securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, any risk factors described in a subsequently filed Quarterly Report on Form 10-Q or Current Report on Form 8-K and, if applicable, any risk factors described in the applicable prospectus supplement or any other documents incorporated by reference in this prospectus before making a decision to invest in our debt securities. See “Incorporation of Information Filed with the SEC” below.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement, of which this prospectus forms a part, under the Securities Act with respect to the debt securities that may be offered hereby. We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available for free to the public over the Internet on the SEC’s website at http://www.sec.gov. A direct link to the SEC website and certain of our filings is contained on our website located at www.ir.americanhondafinance.com under “Investor Relations, SEC Filings”. Information contained on, or that can be accessible through, our website is not a part of, or incorporated by reference into, this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•

later information that we file with the SEC prior to the completion of the offerings of all debt securities under this prospectus will automatically update and supersede the information in this prospectus and/or the incorporated information.

We incorporate by reference the documents listed below, which were filed with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than any portion of a document that is deemed to have been “furnished” and not “filed” in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2022; and

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

We also incorporate by reference each document that we will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the completion of the offerings of all debt securities under this prospectus, except for any portion of a document deemed to have been “furnished” and not “filed” in accordance with SEC rules. The information contained in any such incorporated document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus (or a notice of registration in lieu thereof) is delivered, upon written or oral request, a copy of any or all of the foregoing documents and any other documents that are incorporated herein by reference (other than exhibits to these filings unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be directed to our principal executive office at the following address or telephone number: American Honda Finance Corporation, 1919 Torrance Blvd., Torrance, California 90501; Attn: Investor Relations; telephone: (310) 972-2288.

FORWARD-LOOKING STATEMENTS

Certain statements included herein or incorporated by reference into this prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Certain such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “scheduled,” or “anticipates” or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by discussions of strategy, plans or intentions. In addition, all information included herein with respect to projected or future results of operations, cash flows, financial condition, financial performance, or other financial or statistical matters constitute forward-looking statements. Such forward-looking statements are necessarily dependent on assumptions, data, or methods that may be incorrect or imprecise and that may be incapable of being realized. The following factors, among others, could cause actual results and other matters to differ materially from those in such forward-looking statements:

•	the duration and severity of supply chain disruptions on the production of new vehicles and dealer inventory levels;

•	declines in the financial condition or performance of HMC or the sales of Honda or Acura products;

•	changes in economic and general business conditions, both domestically and internationally, including changes in international trade policy;

•	fluctuations in interest rates and currency exchange rates;

•	the failure of our customers, dealers or counterparties to meet the terms of any contracts with us, or otherwise fail to perform as agreed;

•	our inability to recover the estimated residual value of leased vehicles at the end of their lease terms;

•	changes or disruption in our funding sources or access to the capital markets;

•	changes in our, or HMC’s, credit ratings;

•	increases in competition from other financial institutions seeking to increase their share of financing of Honda and Acura products;

•	changes in laws and regulations, including the result of financial services legislation, and related costs;

•	uncertainties regarding the duration and severity of the COVID-19 pandemic and the measures intended to reduce its spread and the related impact on our operations, liquidity and financial condition;

•	changes in accounting standards;

•	a failure or interruption in our operations;

•	a security breach or cyber attack; and

•

the other risks and uncertainties discussed under “Risk Factors” in our incorporated documents and in any prospectus supplement, as such risks and uncertainties may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including, if applicable, any risk factors described in the applicable prospectus supplement.

Forward-looking statements speak only as of the date they are made. We do not intend, and undertake no obligation, to update any forward-looking information to reflect actual results or future events or circumstances, except as required by applicable law.

AMERICAN HONDA FINANCE CORPORATION

American Honda Finance Corporation and our consolidated subsidiaries provide various forms of financing in the United States and Canada to purchasers and lessees of Honda and Acura products and authorized independent dealers of Honda and Acura products. Our primary focus, in collaboration with our direct parent American Honda Motor Co., Inc., a California corporation, or AHM, and our affiliate Honda Canada, Inc., a Canadian corporation, or HCI, is to provide support for the sale of Honda and Acura products and maintain customer and dealer satisfaction and loyalty. Our business is substantially dependent upon the sale of those Honda and Acura products in the United States and Canada and the percentage of those sales financed by us.

AHFC and our consolidated subsidiaries acquire retail loans, primarily installment sale contracts, and leases originated by dealers to retail customers of Honda and Acura products and offer wholesale flooring and commercial loans to dealers of Honda and Acura products.

AHFC is a California corporation that was incorporated on February 6, 1980. AHFC’s principal executive offices are located at 1919 Torrance Blvd., Torrance, California 90501, and our telephone number is (310) 972-2288.

If you want to find out more information about us, please see the sections in this prospectus entitled “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC.”

USE OF PROCEEDS

We will use the proceeds that we receive from the sale of debt securities to repay other existing indebtedness, to acquire retail loans or retail leases and provide wholesale flooring and commercial loans or for other general corporate purposes unless the applicable prospectus supplement states otherwise. Pending such applications, such proceeds may be temporarily invested in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under an indenture, dated as of September 5, 2013, between AHFC and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the first supplemental indenture, dated as of February 8, 2018, between AHFC and Deutsche Bank Trust Company Americas, as trustee. References herein to the “Indenture” refer to such indenture, as supplemented, and references to the “Trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the Indenture. The terms of the debt securities of any series will be those specified in or pursuant to the Indenture and in the applicable debt securities of that series and those made part of the Indenture by the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act.

The following description of selected provisions of the Indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the Indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the form of the Indenture or the form of the applicable debt securities, see “Where You Can Find More Information” and “Incorporation of Information Filed with the SEC” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the Indenture and the applicable debt securities, which provisions, including defined terms, are, or will be, incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the Indenture.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When the debt securities of a particular series are offered for sale, the specific terms of such debt securities will be described in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The debt securities will be obligations solely of AHFC and will not be obligations of, or directly or indirectly guaranteed by, HMC or any of its other affiliates or any other entity. The HMC-AHFC Keep Well Agreement (as defined below under “—Keep Well Agreement”) entered into between AHFC and HMC is not a guarantee by HMC of the payment of any indebtedness, liability or obligation, including the debt securities described in this prospectus, of AHFC. If specified in the applicable prospectus supplement for a particular series of debt securities, such debt securities will have the benefit of the HMC-AHFC Keep Well Agreement described below under “—Keep Well Agreement.”

General

The debt securities of each series will constitute the unsecured unsubordinated obligations of AHFC and will rank on a parity in right of payment with all of AHFC’s other existing and future unsecured and unsubordinated indebtedness. AHFC may issue an unlimited principal amount of debt securities under the Indenture. The Indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by AHFC. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

•	the title of the series of the debt securities;

•	the aggregate principal amount of the debt securities of the series and any limit thereon;

•	the date or dates on which AHFC will pay the principal of and premium, if any, on the debt securities of the series, or the method or methods, if any, used to determine such date or dates;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

•	date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•	the terms and conditions, if any, upon which AHFC is required to, or may, at its option, redeem debt securities of the series;

•	the terms and conditions, if any, upon which AHFC will be required to repurchase debt securities of the series at the option of holders of debt securities of the series;

•	the terms of any sinking fund or analogous provision;

•	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

•	the authorized denominations in which the debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and (3) notices or demands to or upon AHFC or the Trustee in respect of the debt securities of the series or the Indenture may be served, if different than the corporate trust office of the Trustee;

•

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of AHFC or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

•

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as Indexed Securities) and the manner used to determine those amounts;

•	any addition to, modification of, or deletion of, any covenant or Event of Default with respect to the debt securities of the series;

•	the identity of the depositary for the global debt securities;

•

the circumstances under which AHFC will pay Additional Amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether AHFC will have the option to redeem such debt securities rather than pay the Additional Amounts; and

•	any other terms of the debt securities of the series.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

AHFC may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series, and the terms of particular debt securities within any series may be inconsistent with each other. Unless otherwise specified in the applicable prospectus supplement, AHFC may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided in the covenant described under “—Certain Covenants—Negative Pledge” and “—Merger, Consolidation and Transfer of Assets” or to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the Indenture will not contain any provisions that would limit AHFC’s ability to incur indebtedness or to substantially reduce or eliminate its consolidated assets, which may have a materially adverse effect on AHFC’s ability to service its indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1) a highly leveraged or similar transaction involving AHFC or its subsidiaries, AHFC’s management, or any affiliate of AHFC;

(2) a change of control; or

(3) a reorganization, restructuring, merger, or similar transaction involving AHFC, its subsidiaries or its affiliates.

Registration, Transfer, Payment and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of AHFC or an agent of AHFC in The City of New York. However, AHFC, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the Indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repurchase of debt securities, but AHFC may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, AHFC will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•	register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the Indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination;

•

the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance;

•

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security; and

•	a debt security owned by AHFC or any obligor on the debt security or any affiliate of AHFC or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at AHFC’s option or may be subject to mandatory redemption by AHFC as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by AHFC at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Certain Covenants

Any material covenants applicable to the debt securities of the applicable series not described in this prospectus will be specified in the applicable prospectus supplement.

Merger, Consolidation and Transfer of Assets

The Indenture provides that AHFC may not, in any transaction or series of related transactions, (i) consolidate or amalgamate with or merge into any other person; or (ii) sell, lease, assign, transfer or otherwise convey all or substantially all of the assets of AHFC and its subsidiaries, taken as a whole, to any other person, in each case, unless:

•

in such transaction or transactions, either (1) AHFC shall be the continuing person (in the case of a merger) or (2) the successor person (if other than AHFC) formed by or resulting from the consolidation, amalgamation or merger or to which such assets shall have been sold, leased, assigned, transferred or otherwise conveyed (i) is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof or under the laws of Japan or any member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof, and (ii) shall, by a supplemental indenture, (a) if organized and existing other than under the laws of the United States of America, any state thereof or the District of

Columbia or any territory thereof (A) expressly agree to make all payments in respect of the debt securities outstanding under the Indenture free and clear of, and without withholding or deduction for, or on account of, present or future taxes, duties, assessments or other governmental charges of whatever nature imposed, collected, withheld, assessed or levied by or on behalf of the jurisdiction of organization or residence (for tax purposes) of such successor person or any political subdivision or governmental authority thereof or therein having the power to tax, unless required by law, in which case such successor person shall have expressly agreed to pay such additional amounts as may be necessary in order that the net amount received by each holder of outstanding debt securities after such withholding or deduction is equal to the amount that would have been receivable in respect of each such debt security in the absence of such withholding or deduction, and (B) irrevocably and unconditionally (I) consent and submit to the jurisdiction of any United States federal court or New York state court, in each case located in the Borough of Manhattan, The City of New York, in respect of any action, suit or proceeding against it arising out of, or in connection with, the Indenture or the debt securities outstanding thereunder, (II) waive, to the fullest extent permitted by law, any objection to the laying of venue in any such court or that any such action, suit or proceeding has been brought in an inconvenient forum and (III) appoint an agent in the Borough of Manhattan, The City of New York for service of process in any such action, suit or proceeding, and (b) expressly assume the due and punctual performance of all of AHFC’s payment and other obligations under the Indenture and all of the debt securities outstanding thereunder;

•

immediately after giving effect to such transaction or transactions, no Event of Default under the Indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the Indenture, shall have occurred and be continuing; and

•	the Trustee shall have received an officer’s certificate and opinion of counsel from AHFC to the effect that all conditions precedent to such transaction or transactions have been satisfied.

Upon any consolidation or amalgamation by AHFC with, or AHFC’s merger into, any other person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of AHFC to any person, in each case in accordance with the provisions of the Indenture described above, the successor person formed by the consolidation or amalgamation or into which AHFC is merged or to which such sale, lease, assignment, transfer or other conveyance is made, as applicable, shall succeed to, and be substituted for, AHFC and may exercise every right and power of AHFC under the Indenture with the same effect as if such successor person had been named as AHFC in the Indenture; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the Indenture and the outstanding debt securities and any coupons appertaining thereto.

Termination, Modification or Amendment of the Keep Well Agreement

AHFC shall not effect any termination, modification or amendment of the Keep Well Agreement (as defined below) and the Keep Well Agreement may not be otherwise terminated without the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture that has the benefit of the Keep Well Agreement and is affected by such termination, modification or amendment (voting as separate classes) unless:

•

with respect to any series of outstanding debt securities affected by such termination, modification or amendment that is rated by one or more Rating Agencies (as defined below), each such Rating Agency confirms in writing that the rating assigned to such series of outstanding debt securities will not be withdrawn or reduced by reason of such termination, modification or amendment; or

•

the termination, modification or amendment is to: (i) replace, at HMC’s discretion, AHFC as a party to the Keep Well Agreement with any successor person that assumes the obligations of AHFC under the Indenture and the outstanding debt securities pursuant to a transaction permitted under “—Merger, Consolidation and Transfer of Assets”, (ii) terminate, modify or amend the Keep Well Agreement between AHFC and HMC after AHFC has been released of its obligations under the Indenture and the outstanding debt securities in accordance with “—Merger, Consolidation and Transfer of Assets” or (iii) terminate, modify or amend the Keep Well Agreement if such termination, modification or amendment affects only debt securities that have not yet been issued under the Indenture.

Any termination, modification or amendment of the Keep Well Agreement that is not in compliance with these provisions shall not be effective with respect to the outstanding debt securities of the applicable series.

Negative Pledge

AHFC shall not create or permit to be outstanding any Lien (as defined below) upon any of its present or future properties or assets, unless all the debt securities outstanding under the Indenture are secured by such Lien equally and ratably with all the other obligations and indebtedness for money borrowed secured by such Lien for so long as such other obligations and indebtedness for money borrowed are so secured, provided, however, that this covenant shall not apply to (1) Liens securing obligations (or securing any refunding or extensions of such obligations not exceeding the principal amount of the obligations so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same) which, after giving effect to the initial incurrence of such obligations, do not in the aggregate exceed 30% of Consolidated Net Tangible Assets (as defined below) or (2) any Permitted Lien (as defined below).

Definitions

“ABS Obligation” means any security or other obligation that is (i) issued by a trust or entity created for the special purpose of issuing such security or obligation (regardless of whether it may also issue others of the same or another series or class), (ii) secured by specific assets transferred to such trust or entity by AHFC in connection with the issuance of such security or obligation, and (iii) payable by its terms solely from specified assets (including such security) of such trust or entity and, if applicable, specified third party credit support.

“Consolidated Net Tangible Assets” means the aggregate amount of assets (less applicable reserves and other items deductible from the gross book value of specific asset amounts), after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles of AHFC and its consolidated subsidiaries calculated as of the date of the most recently prepared quarterly consolidated financial statements of AHFC prepared in accordance with GAAP.

“GAAP” means, unless otherwise specified with respect to any series of debt securities in the applicable prospectus supplement, generally accepted accounting principles in the United States as in effect on the date of any calculation or determination required under the Indenture.

“Keep Well Agreement” means either (i) if clause (ii) of this definition does not apply, the Keep Well Agreement, dated as of September 9, 2005, between the Company and HMC, or (ii) if HMC has elected to enter into a keep well agreement (substantially in the form of the keep well agreement described in clause (i) of this definition) with a successor person as permitted under “—Termination, Modification or Amendment of the Keep Well Agreement” as a result of a transaction permitted under “—Merger, Consolidation and Transfer of Assets”, such keep well agreement between HMC and the successor person, in each case as the same may be amended or supplemented from time to time.

“Lien” means, with respect to any asset or property, any mortgage, lien (statutory or otherwise), pledge, hypothecation, easement, charge, security interest or other encumbrance of any kind or nature in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or sale/leaseback, any option or other agreement to sell or give a security interest in, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, provided that in no event shall an operating lease be deemed to constitute a Lien.

“Nonrecourse,” with respect to AHFC and any ABS Obligation, means that AHFC has no obligation in respect of any payment due on such ABS Obligation and the holders thereof have so agreed (or are deemed to have so agreed by acquiring such ABS Obligation).

“Permitted Lien” means:

(a)

any deposit of AHFC’s assets with any surety company or clerk of any court, or in escrow as collateral in connection with, or in lieu of, any bond on appeal by AHFC from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against AHFC or to exercise any privilege or license, performance of bids, contracts or leases or to secure other public or statutory obligations of AHFC or other similar deposits or pledges made in the ordinary course of business;

(b)

any Lien on any property, tangible or intangible, real or personal, existing at the time of acquisition thereof (whether through purchase or through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof;

(c)	mechanic’s, workmen’s, repairmen’s, materialmen’s or carriers’ Liens or other similar Liens arising in the ordinary course of business or deposits or pledges to obtain the release of any such Liens;

(d)

any Lien arising out of a judgment or award against AHFC with respect to which AHFC shall in good faith be prosecuting an appeal or proceedings for review or Liens incurred by AHFC for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which AHFC is a party;

(e)

any Lien for taxes not yet subject to penalties for nonpayment or contest, or minor survey exceptions, or minor encumbrances, assessments or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, assessments, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of AHFC’s business;

(f)

any Lien on any property, tangible or intangible, which may arise as a result of a transaction involving a transfer of assets by AHFC if such transfer of assets is treated as a sale in accordance with GAAP or if such transfer of assets is to an entity that issues ABS Obligations backed by such assets and such ABS Obligations are Nonrecourse to AHFC;

(g)

any pledge of assets to secure any financing by AHFC of the exporting of goods to or between, or the marketing thereof in, countries other than the United States in connection with which AHFC reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a Lien, cash, securities or receivables for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

(h)	any pledge of receivables payable in currencies other than the United States dollar to secure borrowings in countries other than the United States;

(i)

any Lien in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(j)

any Lien securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debt, if made and continuing in the ordinary course of business;

(k)	any Lien to secure non-recourse obligations in connection with AHFC engaging in leveraged or single-investor lease transactions;

(l)	any Lien on property acquired or sold by AHFC resulting from the exercise of any rights arising out of defaults on receivables;

(m)

any Lien to secure obligations with respect to any interest rate, foreign currency exchange, swap, collar, cap or similar agreements entered into in the ordinary course of business to hedge or mitigate risks to which AHFC or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities and not for speculative purposes;

(n)	bankers’ Liens or bankers’ rights of offset, in each case arising in the ordinary course of banking business with respect to any bank accounts or bank deposits; and

(o)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (a) to (n) inclusive; provided, however, that the amount of any and all obligations and indebtedness secured thereby does not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property), and provided further, that AHFC is free to substitute collateral of equal value for the existing collateral in any transaction covered by clauses (a) through (n) above.

“Rating Agency” with respect to any security, means any rating agency that (i) has been requested by HMC or AHFC to issue a rating with respect to such security and (ii) has issued such a rating and such rating remains in effect at the time the termination, modification or amendment of the Keep Well Agreement referred to under “—Termination, Modification or Amendment of the Keep Well Agreement” is to be effected.

“Subsidiary” means (1) any corporation a majority of the total voting power of whose outstanding Voting Stock is owned or controlled, directly or indirectly, at the date of determination by AHFC, and (2) any other person in which AHFC and/or one or more other Subsidiaries, directly or indirectly, at the date of determination, (x) own a majority of the outstanding equity interests or (y) have the power to elect or direct the election of, or to appoint or approve the appointment of, a majority of the directors, trustees or managing members of, or other persons holding similar positions with, such Person.

“Voting Stock” means, with respect to any person, any class or series of capital stock of, or other equity interests in, such person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of, or to appoint or to approve the appointment of, the directors, trustees or managing members of, or other persons holding similar positions with, such person.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the Indenture as being:

(1) default for 30 days in the payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

(2) default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

(3) default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4) default in the performance or observance, or breach, of any covenant or other agreement of AHFC in the Indenture or any debt security of that series not covered elsewhere in this section, other than a covenant or other agreement included in the Indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 60 days after written notice to AHFC by the Trustee or to AHFC and the Trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(5) default by AHFC to pay when due, either at stated maturity, upon redemption, upon repurchase at the option of the holders, upon acceleration or otherwise, any indebtedness for money borrowed by AHFC in excess of $25,000,000 principal amount, or a default under any such indebtedness resulting in the acceleration prior to the stated maturity of the principal amount of such indebtedness in excess of $25,000,000, and such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days thereafter;

(6) specified events of bankruptcy, insolvency, or reorganization with respect to AHFC; or

(7) any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within 90 days after the Trustee has actual knowledge (as such knowledge is described in the Indenture) of a default relating to such debt securities.

If an Event of Default specified in clause (6) above occurs, then the principal amount of all the outstanding debt securities and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal amount of, or if debt securities of that series are original issue discount securities such lesser amount as may be specified in the terms of, the debt securities of that series, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.

The Indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or Trustee, or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security reasonably satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the Indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any Additional Amounts on that debt security on the respective due dates for those payments and to institute suit for the enforcement of those payments, and this right shall not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the Trustee, during the continuance of an Event of Default under the Indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee, provided that the direction would not conflict with any rule or law or with the Indenture or with any series of debt securities, such direction would not be unduly prejudicial to the rights of any other holder of debt securities of that series (or the debt securities of any other series), and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year, AHFC must deliver to the Trustee an officer’s certificate stating whether or not the certifying officer has knowledge of any Event of Default or default which, with notice or lapse of time or both, would become an Event of Default under the Indenture and, if so, specifying each such default and the nature and status thereof; provided that any default that results solely from the taking of an action that would have been permitted but for the continuation of a previous default will be deemed to be cured if such previous default is cured prior to becoming an Event of Default.

Modification, Waivers and Meetings

The Indenture permits AHFC and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the Indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the Indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the Indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any Additional Amounts, if any, with respect to, any debt securities; or

•

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities or change AHFC’s obligation to pay Additional Amounts; or

•	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt securities; or

•

change the date(s) on which, or period(s) in which, any debt securities are subject to redemption or otherwise alter the provisions with respect to the redemption of any debt securities in a manner that is adverse to the interests of holders of such debt securities; or

•	adversely affect any right of repurchase at the option of any holder; or

•	change any place where, or the currency in which, any debt securities are payable; or

•

impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity, or in the case of redemption, on or after the redemption date, or in the case of repurchase or repayment, on or after the date for repurchase or repayment; or

•

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such Indenture or specified defaults under the Indenture and their consequences; or

•

modify the provisions relating to the requirements for the modification or amendment of the Indenture with the consent of each holder, or the waiver of compliance with specific provisions of the Indenture or specified defaults under the Indenture, except to increase the percentage of holders of debt securities of any series outstanding under the Indenture required to effect that action or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby; or

•	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities.

The Indenture also contains provisions permitting AHFC and the Trustee, without the consent of the holders of any debt securities, to modify or amend the Indenture, among other things:

•	to add to the Events of Default for all or any series of debt securities;

•	to add to the covenants for the benefit of the holders of all or any series of debt securities;

•	to provide for security of debt securities of all or any series or to add guarantees in favor of debt securities of all or any series;

•	to establish the form or terms of debt securities of any series, and the form of the guarantee, if any, of debt securities of any series;

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to cure any mistake, ambiguity or correct or supplement any provision in the Indenture which may be defective or inconsistent with other provisions in the Indenture, or to make any other provisions with respect to matters or questions arising under the Indenture, or to make any change necessary to comply with any requirement of the SEC in connection with the Indenture under the Trust Indenture Act, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

•

to amend or supplement any provision contained in the Indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision;

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to conform the terms of the Indenture or the debt securities of a series to the description thereof contained in any prospectus, prospectus supplement or other offering document relating to the offer and sale of those debt securities; or

•	to modify, alter, amend or supplement the debt securities in any other respect that shall not adversely affect the interests of any of the holders or beneficial owners of the debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive AHFC’s compliance with the covenant described above under “—Certain Covenants—Negative Pledge” and such other covenants, if any, as the prospectus supplement relating to the debt securities of that series expressly provides may also be waived by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any continuing default under the Indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on, or any Additional Amounts with respect to, the debt securities of that series, or (ii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The Indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon AHFC’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the Indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge

Upon AHFC’s direction, the Indenture shall cease to be of further effect with respect to the debt securities of any series specified by AHFC, subject to the survival of specified provisions of the Indenture, including (unless the accompanying prospectus supplement provides otherwise) AHFC’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and AHFC’s obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

•	either

(A) all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions; or

(B) all debt securities of that series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and AHFC has deposited with the Trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by AHFC, in the exercise of its reasonable discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the stated maturity or redemption date of the debt securities of that series, as the case may be;

•	AHFC has paid all other sums payable under the Indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

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the Trustee has received an officer’s certificate and an opinion of counsel from AHFC to the effect that all conditions precedent to the satisfaction and discharge of the Indenture in respect of the debt securities of such series have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, AHFC will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Legal Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, AHFC may elect with respect to the debt securities of the particular series either:

•	to defease and discharge itself from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(A) the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below;

(B) the obligation to maintain an office or agent of AHFC in The City of New York in respect of those debt securities;

(C) the obligation to hold moneys for payment in respect of those debt securities in trust; and

(D) the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; or

•

to be released from its obligations with respect to those debt securities under (A) the covenant described above under “—Certain Covenants—Negative Pledge” and (B) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, or other qualifying Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment bank, to pay the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by AHFC, in the exercise of its reasonable discretion, the Additional Amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments, whether at stated maturity, upon redemption, upon repurchase at the option of the holder or otherwise.

The legal defeasance or covenant defeasance described above shall only be effective if, among other things:

•	it shall not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which AHFC is a party or is bound;

•	in the case of legal defeasance, AHFC shall have delivered to the Trustee an opinion of counsel confirming that:

(A) AHFC has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date of the Indenture, there has been a change in applicable federal income tax law,

in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, AHFC shall have delivered to the Trustee an opinion of counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and/or government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, AHFC shall have given the Trustee irrevocable instructions to redeem those debt securities on that date;

•

no Event of Default or default which with notice or lapse of time or both would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to AHFC or default which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing during the period ending on and including the 91st day after the date of the deposit into trust; and

•

AHFC shall have delivered to the Trustee an officer’s certificate and opinion of counsel to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event AHFC effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to the covenants as to which covenant defeasance has been effected, which covenants would no longer be applicable to the debt securities of that series after covenant defeasance, the amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, AHFC would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Concerning the Trustee

The Indenture provides that there may be more than one Trustee under the Indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a trustee separate and apart from any other Trustee under the Indenture. Unless otherwise specified in the applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the trustee under the Indenture. Any Trustee under the Indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, and premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the Trustee with respect to that series at an office designated by the Trustee.

Deutsche Bank Trust Company Americas is the trustee under the Indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of debt securities, unless offered reasonable indemnity or security by the holder against the costs, expense and liabilities which might be incurred thereby.

Under the Trust Indenture Act, the Indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of AHFC, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with AHFC. If it acquires any conflicting interest relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.

Governing Law

The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Notices

All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid, to them at their respective addresses in the register maintained by the trustee.

Keep Well Agreement

HMC, AHFC’s indirect parent, and AHFC are parties to a keep well agreement, dated September 9, 2005, or the HMC-AHFC Keep Well Agreement, pursuant to which HMC has agreed to:

•

own and hold, at all times, directly or indirectly, at least 80% of AHFC’s issued and outstanding shares of voting stock and not pledge, directly or indirectly, encumber, or otherwise dispose of any such shares or permit any of HMC’s subsidiaries to do so, except to HMC or wholly-owned subsidiaries of HMC;

•

cause AHFC to have, on the last day of each of AHFC’s fiscal years, a positive consolidated tangible net worth (where “tangible net worth” means (a) shareholders’ equity less (b) any intangible assets, as determined in accordance with GAAP); and

•

ensure that, at all times, AHFC has sufficient liquidity and funds to meet its payment obligations under any Debt (with “Debt” for purposes of this discussion of the HMC-AHFC Keep Well Agreement defined as AHFC’s debt for borrowed money that HMC has confirmed in writing is covered by the HMC-AHFC Keep Well Agreement) in accordance with the terms of such Debt, or where necessary, HMC will make available to AHFC, or HMC will procure for AHFC, sufficient funds to enable AHFC to pay its Debt in accordance with its terms.

The HMC-AHFC Keep Well Agreement is not a guarantee by HMC of any Debt or other obligation, indebtedness, or liability of any kind of AHFC.

The HMC-AHFC Keep Well Agreement includes AHFC’s agreement that it will use any funds made available to it by HMC thereunder solely for fulfilling AHFC’s payment obligations in respect of Debt. Any claims of HMC arising from any provisions of funds to AHFC by HMC shall be subordinated to the claims of all holders of Debt with respect to such Debt, whether or not such claims exist at the time such funds are made available to AHFC, and HMC will not demand payment of such claims from AHFC unless and until all outstanding Debt has been paid in full.

HMC or AHFC may each terminate the HMC-AHFC Keep Well Agreement upon giving to the other party 30 days’ prior written notice and the HMC-AHFC Keep Well Agreement may be modified or amended only by the written agreement of HMC and AHFC and upon 30 days’ prior written notice to each rating agency rating any covered Debt. However, such termination, modification or amendment will not be effective with respect to any Debt outstanding at the time of such termination, modification or amendment unless: (i) such termination, modification or amendment is permitted under the documentation governing such Debt, (ii) all affected holders of such Debt (or, in the case of Debt incurred pursuant to documentation that permits the HMC-AHFC Keep Well Agreement to be terminated, modified or amended with the consent of less than all of the holders of such Debt, the requisite holders of such Debt) otherwise consent in writing, or (iii) with respect to Debt that is rated by one or more rating agencies at the request of HMC or AHFC, each such rating agency confirms in writing that the rating assigned to such Debt will not be withdrawn or reduced because of the proposed action. An amendment, modification or termination of the HMC-AHFC Keep Well Agreement (except as permitted by its terms) would constitute an event of default under certain of AHFC’s Debt and failure by HMC to meet its obligations under the HMC-AHFC Keep Well Agreement would constitute an event of default under such Debt if the failure continued for 30 days and was continuing at the time the default was declared. Pursuant to the terms of the Indenture, unless specified in the applicable prospectus supplement, the HMC-AHFC Keep Well Agreement may not be terminated, modified or amended without the consent of holders of a majority in aggregate principal amount of the outstanding debt securities of each series having the benefit of the HMC-AHFC Keep Well Agreement and affected by such termination, modification or amendment (voting as separate classes), except as permitted under “Certain Covenants—Termination, Modification or Amendment of the Keep Well Agreement” above.

Under its terms, the HMC-AHFC Keep Well Agreement is not enforceable against HMC by anyone other than: (i) AHFC or (ii) if any case is commenced under the United States Bankruptcy Code (11 USC §§101 et seq.), or any successor statutory provisions, or the Bankruptcy Code, in respect of AHFC, the debtor in possession or trustee appointed by the court having jurisdiction over such proceeding. In the event of (1) a breach by HMC in performing a provision of the HMC-AHFC Keep Well Agreement and (2) the commencement of such a case under the Bankruptcy Code in respect of AHFC while any Debt is outstanding, the remedies of a holder of Debt shall include the right, if no proceeding in respect of AHFC has already been commenced in such case, to file a petition in respect of AHFC thereunder with a view to the debtor in possession, or the trustee appointed by the court having jurisdiction over such proceeding, pursuing AHFC’s rights under the HMC-AHFC Keep Well Agreement against HMC. However, all holders of outstanding Debt may (i) demand in writing that AHFC enforce its rights under the HMC-AHFC Keep Well Agreement and (ii) proceed directly against HMC to enforce compliance by HMC with its obligations under the HMC-AHFC Keep Well Agreement if AHFC fails or refuses to take action to enforce its rights under that agreement within 30 days following AHFC’s receipt of demand for such enforcement by such holder.

The HMC-AHFC Keep Well Agreement is governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the debt securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We may use agents to sell the debt securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

We may sell the debt securities to underwriters. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the debt securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the debt securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts, concessions or commissions they give to dealers.

Direct Sales

We may sell debt securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of debt securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered debt securities among potential purchasers who are eligible to participate in the auction of those offered debt securities, if so described in the applicable prospectus supplement.

General Information

Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement. Any securities exchange or principal United States market on which the debt securities are to be listed will be described in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the issuance of the debt securities we are offering will be passed upon for us by P. Yvonne Mathews, who is counsel to AHFC.

EXPERTS

The consolidated financial statements of American Honda Finance Corporation as of March 31, 2022 and 2021, and for each of the years in the three-year period ended March 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.